                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                 LIFEPOINT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                 LIFEPOINT, INC.
                            1205 SOUTH DUPONT STREET
                            ONTARIO, CALIFORNIA 91761

                            ------------------------

                         NOTICE OF CONSENT SOLICITATION

To the Stockholders of LifePoint, Inc.:

         You are being asked to consider and provide written consent to the following three proposals:

         1. To approve the issuance and sale by LifePoint, Inc., up to approximately 13,500 shares of Series D Convertible Preferred Stock (each with a face amount of $1,000 per share and each convertible into 3,333 shares of Common Stock) and Warrants to purchase shares of Common Stock (each share of Series D Convertible Preferred Stock receives Warrants exercisable into 6,666 shares of Common Stock), to a limited number of investors in private offerings and related transactions as described in the accompanying consent statement. The requested approval also includes approval of: (i) the issuance of an indeterminate number of additional shares of Series D Preferred Stock and Common Stock that may be issued in accordance with the terms of the Series D Preferred Stock and Warrants, (ii) the issuance of an indeterminate number shares of Common Stock to allow for the full conversion and exercise of the Series D Preferred Stock and Warrants, and (iii) the potential issuance of up to an additional 29 million shares of Common Stock resulting from existing anti-dilution provisions for the Series C Preferred Stock resulting from the Series D Preferred Stock transaction. The initial offering of Series D Preferred Stock and Warrants closed on July 14, 2003. The number of shares of Common Stock issuable upon conversion or exercise of the securities issued was in excess of 20% of our currently outstanding shares of Common Stock and the shares were sold at a discount to the market price of our Common Stock. As a result, the transaction requires the approval of our stockholders under American Stock Exchange Company Guide Rule ss.713 in order for us to obtain the required approval of the listing application for the underlying shares.

         2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the total number of shares of our common stock, $.001 value per share (the "Common Stock"), authorized for issuance by 175,000,000 shares, so that the total number of shares of Common Stock authorized for issuance will be 250,000,000 shares.

         3. To approve an Amended and Restated Certificate of Incorporation to incorporate revisions to the terms of our Series C Convertible Preferred Stock that have previously been agreed to by holders of the Series C Convertible Preferred Stock and to consolidate our charter into a single instrument.

         Both Proposals 1 and 2 must be approved in order for the Company to fulfill its obligations under the terms of the private offering described in Proposal 1 above. Accordingly, if a stockholder withholds consent from either Proposal 1 or 2, he or she is effectively withholding consent from both proposals.

         Attached is a consent statement that more fully describes the proposals. Please give this information your careful attention.

         THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS CONSENT TO THEM.

         Please act promptly in marking, signing, and dating the enclosed consent card solicited by your board of directors, and delivering it by facsimile to the Company (909-418-3003) or returning it in the return envelope provided, which requires no postage if mailed in the United States.

         Only stockholders of record at the close of business on the record date set by the board of directors, July 6, 2003, are entitled to vote on the proposals.

                                           /s/ Linda H. Masterson
                                           ----------------------
                                           Linda H. Masterson
                                           President and Chief Executive Officer

August __, 2003

                                 LIFEPOINT, INC.
                            1205 SOUTH DUPONT STREET
                            ONTARIO, CALIFORNIA 91761
                                 (909) 418-3000

                            ------------------------

                                CONSENT STATEMENT
                                 August __, 2003

                            ------------------------

         This consent statement and related solicitation materials are being furnished to you in connection with the solicitation of executed consents of the stockholders of LifePoint, Inc. by the board of directors. This information is being released to stockholders on or about August __, 2003.

         We are soliciting consents to act upon the following proposals:

         1. To approve the issuance and sale by LifePoint, Inc., of up to approximately 13,500 shares of Series D Convertible Preferred Stock (each with a face amount of $1,000 per share and each convertible into 3,333 shares of Common Stock) and Warrants to purchase shares of Common Stock (each share of Series D Convertible Preferred Stock receives Warrants exercisable into 6,666 shares of Common Stock), to a limited number of investors in private offerings and related transactions as described in the accompanying consent statement. The requested approval also includes approval of: (i) the issuance of an indeterminate number of additional shares of Series D Preferred Stock and Common Stock that may be issued in accordance with the terms of the Series D Preferred Stock and Warrants, (ii) the issuance of an indeterminate number shares of Common Stock to allow for the full conversion and exercise of the Series D Preferred Stock and Warrants, and (iii) the potential issuance of up to an additional 29 million shares of Common Stock resulting from existing anti-dilution provisions for the Series C Preferred Stock resulting from the Series D Preferred Stock transaction. The initial offering of Series D Preferred Stock and Warrants closed on July 14, 2003. The number of shares of Common Stock issuable upon conversion or exercise of the securities issued was in excess of 20% of our currently outstanding shares of Common Stock and the shares were sold at a discount to the market price of our Common Stock. As a result, the transaction requires the approval of our stockholders under American Stock Exchange Company Guide Rule ss.713 in order for us to obtain the required approval of the listing application for the underlying shares.

         2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the total number of shares of our common stock, $.001 value per share (the "Common Stock"), authorized for issuance by 175,000,000 shares, so that the total number of shares of Common Stock authorized for issuance will be 250,000,000 shares.

         3. To approve an Amended and Restated Certificate of Incorporation to incorporate revisions to the terms of our Series C Convertible Preferred Stock that have previously been agreed to by holders of the Series C Convertible Preferred Stock and to consolidate our charter into a single instrument.

         Both Proposals 1 and 2 must be approved in order for us to fulfill our obligations under the terms of the private offering described in Proposal 1 above. Accordingly, if a stockholder withholds consent from either Proposal 1 or 2, he or she is effectively withholding consent from both proposals. If Proposals 1 and 2 are not approved, the second closing of the Series D Preferred Stock offering will not occur, and we will be obligated to repurchase all of the shares Series D Preferred Stock sold in the first closing, plus accrued and unpaid dividends on such shares through such date, for an aggregate repurchase price of $2,246,500.

         THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THEM.

         Each member of our Board of Directors who owns shares of our Common Stock and our largest stockholder, the General Conference Corporation of Seventh-Day Adventists, have indicated that they will consent to each of the proposals. These shares total approximately 23% of our outstanding voting stock as of July 6, 2003, the record date for this consent solicitation.

         An explanation of the consent solicitation process, including the date on which consents expire and the revocability of consents is provided in the section of this consent statement entitled "Voting Rights and Solicitation."

         A form of consent is enclosed. Stockholders are requested to mark, sign, and date the enclosed form of consent and return it as promptly as possible by facsimile (909-418-3003) or in the envelope provided with these materials, which requires no postage if mailed in the United States.

         Stockholders of record at the close of business on July 6, 2003 are entitled to vote on the proposals. At the record date, 38,027,320 shares of Common Stock, which is the only class entitled to vote, were issued, outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of Common Stock held as of the close of business on the record date. Our outstanding shares of Series C Convertible Preferred Stock have no voting rights, except as required by Delaware law. The holders of the outstanding Series C Convertible Preferred Stock did, however, previously consent pursuant to our Restated Certification of Incorporation to the offering of Series D Convertible Preferred Stock and Warrants (Proposal 1) and the changes to the terms of the Series C Convertible Preferred Stock reflected in Proposal 3. Since the record date of July 6, 2003 was established prior to the issuance of any shares of Series D Preferred Stock, the holders of Series D Preferred Stock are not entitled to vote for or against any of the three proposals contained in this consent solicitation. Only holders of our Common Stock on the record date are entitled to vote for these proposals.

                             THE CONSENT PROCEDURES

         The matters being considered by the stockholders are being submitted for action by written consent, rather than by votes cast at a meeting. Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if:

              - consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted; and

              - those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

         Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent under to
Section 228 of the Delaware General Corporation Law. Section 213(b) provides in relevant part:

                  (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

         Our Board set July 6, 2003 as the record date for this Consent Solicitation. Our restated certificate of incorporation contains no provision or language in any way limiting the right of stockholders to take action by written consent.

                         VOTING RIGHTS AND SOLICITATION

WHAT VOTE IS REQUIRED?

         In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote on July 6, 2003, the record date for determining stockholders entitled to express consent to the actions proposed in this solicitation, are required for approval of each proposal.

         These consents must be delivered to us as described above to effect the proposals for which stockholder consents are being solicited.

WHAT IF I SIGN A CONSENT BUT DO NOT INDICATE MY VOTE?

         If a shareholder specifies how the consent card is to be voted with respect to the proposals, the consent card will be voted in accordance with that specification. If a shareholder fails to so specify, the consent card will be deemed a consent to each of the proposals.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

         Consent cards that reflect abstentions, withheld votes, and broker non-votes will be treated as voted for purposes of determining the affirmative vote necessary to approve the proposals. As such, abstentions, withheld votes, and broker non-votes have the effect of votes against the proposals.

WHAT IF I DO NOT CONSENT BUT THE PROPOSAL IS STILL APPROVED?

         Stockholders who do not consent to the approval of the proposals by execution of the consent card will nonetheless be bound by the proposals if sufficient written consents are received by us to approve the proposals as set forth above. No dissenters' or similar rights apply to stockholders who do not approve the proposals.

HOW WILL CONSENTS BE SOLICITED?

         We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this consent statement, the consent, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services. Except as described above, we do not presently intend to solicit consents other than by mail.

CAN I REVOKE MY CONSENT?

         A consent executed by a stockholder may be revoked at any time up until signed unrevoked consents by the holders of a majority of the votes of our Common Stock outstanding on the consent record date have been delivered to us in accordance with Section 228 of the General Corporation Law of the State of Delaware. To revoke a consent, a stockholder must deliver a written, signed and dated revocation prior to that time. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation must be delivered to our principal executive offices or any other address provided by us for that purpose.

WHEN DO THE CONSENTS EXPIRE?

         All consents, regardless of when dated, will expire unless valid, unrevoked consents constituting the requisite number of outstanding shares of our Common Stock are delivered to us on or before 60 days of the earliest dated consent delivered to us as required by Delaware law.

WILL NON-CONSENTING STOCKHOLDERS RECEIVE NOTICE OF APPROVAL OF THE PROPOSALS?

         If the proposals described in this consent statement are approved, we will notify promptly the stockholders who have not consented to the actions taken as required by Delaware law.

                                   PROPOSAL 1

              APPROVAL OF THE ISSUANCE OF SERIES D PREFERRED STOCK
                      AND WARRANTS AND RELATED TRANSACTIONS

         We are seeking stockholder approval for the purposes of AMEX Company Guide Rule ss.713 of the issuance and sale of up to approximately 13,500 shares of Series D Convertible Preferred Stock (each with a face amount of $1,000 per share and each convertible into 3,333 shares of Common Stock") and Warrants to purchase shares of Common Stock (each share of Series D Convertible Preferred Stock receives Warrants exercisable into 6,666 shares of Common Stock), in connection with a private placement of Series D Preferred Stock and Warrants. The requested approval also includes approval of: (i) the issuance of an indeterminate number of additional shares of Series D Preferred Stock and Common Stock that may be issued in accordance with the terms of the Series D Preferred Stock and Warrants, including shares of Series D Preferred Stock convertible into approximately 9,000,000 shares of Common Stock that may be issued for the 6% dividend on the Series D Preferred Stock, (ii) the issuance of approximately 135 million shares of Common Stock to allow for the full conversion and exercise of the Series D Preferred Stock and Warrants, and (iii) the potential issuance of up to an additional 31 million shares of Common Stock resulting from existing anti-dilution provisions for the Series C Preferred Stock resulting from the Series D Preferred Stock transaction, as more fully described below. These transactions are collectively referred to as the "Financing Transaction". The initial closing of the Financing Transaction occurred on July 14, 2003. The principal terms of the Financing Transaction are described further below.

         In November 2002, we obtained $2.5 million of a secured debt financing under $10 million working capital line of credit with our largest investor, the General Conference Corporation of Seventh-Day Adventists. In January 2003, this investor notified us that it was exercising its right to not extend the remaining $7.5 million under the credit facility. We believe that this investor took such action due to a change in its internal investment parameters and management and that this investor took similar actions with at least one additional small cap investment. The $2.5 million already drawn under the credit facility has remained in place in accordance with its terms. Under the credit facility, interest accrues at a rate of 16% per year, 6% of which is payable quarterly and 10% of which compounds quarterly and is payable at maturity, and all amounts outstanding are past due.

         In February 2003, we obtained a $1.0 million secured bridge loan from a current investor, Jonathan J. Pallin. Subsequently, Mr. Pallin has increased the amount of the bridge loan to $1,120,000. Under the bridge loan, interest accrues at a rate of 3% per year and is payable at maturity, and all amounts outstanding are due on the earlier to occur of September 30, 2003 or our next equity financing in which we raise $4 million.

         The holders of our secured indebtedness, the General Conference Corporation of Seventh-Day Adventists and Jonathan J. Pallin, have agreed to convert the approximately $3.6 million of principal of secured indebtedness described above, plus all accrued interest of approximately $220,000 and loan fees of $416,000, into Series D Preferred Stock and Warrants at the second closing of the Financing Transaction. The loan fees are owed to Mr. Pallin in consideration of the fulfillment of a commitment to lend $1 million to us while we sought additional long-term financing; Mr. Pallin exceeded the original agreement for up to $1 million and loaned us $1.12 million. As such, we will have no indebtedness of borrowed money outstanding following the second closing of the Financing Transaction. We do expect, however, to have approximately $2.5 million of outstanding trade payables (approximately $500,000 of which will be classified as long-term indebtedness) and $100,000 capitalized lease obligations outstanding following the second closing of the Financing Transaction.

         From January through July, 2003, we engaged in an extensive search for long-term financing, in conjunction with two investment bankers. We also made immediate changes to reduce our cash usage, including making significant reductions in headcount and employee furloughs and reducing facilities expenses, certain research and development expenses and certain outside consulting and contract costs. Nonetheless, we continued to deplete significantly our existing cash balance. By the time of the initial closing of the Financing Transaction on July 14, 2003, our cash balance had essentially been exhausted and we had a significant negative working capital balance. The initial closing of the Financing Transaction was the only alternative for us to continue our business outside of a Chapter 11 bankruptcy proceeding.

         In the initial closing of the Financing Transaction, we issued 2,112 shares of Series D Preferred Stock and Warrants to purchase 14,078,592 shares of Common Stock. The terms of the transaction are described below under "Principal Terms of Financing Transaction." The shares of Common Stock initially issuable upon conversion or exercise of the Series D Preferred Stock and Warrants issued in the initial closing of the Financing Transaction constitute more than 20% of the number of shares of our Common Stock outstanding. In addition, the conversion and exercise prices of those securities was less than the market value of our Common Stock at the date of issuance.

         Our Common Stock is listed for trading on The American Stock Exchange ("Amex") Company Guide. As a result, we must comply with Amex corporate governance rules contained in the Amex Company Guide.

         Amex Company Guide Rule 713 requires stockholder approval as a prerequisite to approval of applications to list additional shares issued in a non-public offering where:

                  (1) the securities issued are common stock or securities convertible into or exercisable for common stock;

                  (2) the price of the securities is less than the greater of book or market value of the common stock; and

                  (3) the proposed issuance would result in the issuance of 20% or more of our common stock before the issuance.

         Additionally, Amex interprets Amex Company Guide Rule 713 to require stockholder approval as a prerequisite to approval of applications to list additional shares issued that would result in a change of control. There is no concrete test to determine the amount of securities that we may issue to a party without triggering this rule.

         The exigent nature of our financial condition did not allow us sufficient time to solicit the consent of the holders of our Common Stock prior to the sale of the Series D Preferred Stock and Warrants in the initial closing of the Financing Transaction. As such, after consultation with AMEX representatives we determined to complete the initial closing of the Financing Transaction. The second closing of the Financing Transaction is, however, expressly conditioned upon, among other things, obtaining stockholder approval.

Principal Terms of Financing Transaction

         The following summary of the principal terms of the Financing Transaction is qualified in its entirety by the Certificate of Designations of Series D Convertible Preferred Stock, Securities Purchase Agreement, Registration Rights Agreement and form of Warrants which were filed as exhibits to our Current Report on Form 8-K dated July 15, 2003 filed with the Securities and Exchange Commission and are incorporated herein by reference. We urge you to read such documents when deciding whether to consent to approval of the Financing Transaction.

         In July 2003, we closed a $2.1 million private placement of Series D Preferred Stock and Warrants. At this initial closing of the Financing Transaction, we issued 2,112 shares of Series D Preferred Stock and Warrants to purchase 14,078,592 shares of Common Stock. The investors also agreed to purchase an additional $6.3 million of Series D Preferred Stock and Warrants at a second closing. In addition to this commitment of an additional $6.3 million from the Series D investors at the second closing, the holders of our secured indebtedness have also agreed to convert their approximately $3.6 million of principal of secured indebtedness, plus all accrued interest of approximately $220,000 and loan fees of $416,000, into Series D Preferred Stock and Warrants at the second closing of the Financing Transaction. The loan fees are owed to Jonathan J. Pallin in consideration of the fulfillment of a commitment to lend $1 million to us while we sought additional long-term financing; Mr. Pallin exceeded the original agreement for up to $1 million and loaned us $1.12 million.


         If the second closing does not occur, before September 30, 2003, we will be obligated to repurchase all of the shares Series D Preferred Stock sold in the first closing, plus accrued and unpaid dividends on such shares through such date, for an aggregate repurchase price of $2,246,500. In that event, we believe that the only alternative for the Company would be to liquidate its assets or file for bankruptcy under Chapter 11.

         The Series D Preferred Stock has an aggregate stated value of $1,000 per share and is entitled to a quarterly dividend at a rate of 6% per annum, payable in additional shares of Series D Preferred Stock or cash at our option. The Series D Preferred Stock is entitled to a liquidation preference over the Common Stock and our Series C Convertible Preferred Stock upon a liquidation, dissolution, or winding up of the Company. The stockholder approval sought through this Consent Statement would permit the issuance of up to13,500 shares of Series D Preferred Stock (approximately $13.5 million aggregate stated value).

         The Series D Preferred Stock is convertible at the option of the holder into Common Stock at a conversion price of $0.30 per share, subject to (i) full-ratchet anti-dilution adjustment upon any issuance of equity securities at a price less than the conversion price of the Series D Preferred Stock (excluding issuances to directors, officers, employees or consultants under a Board approved equity incentive plan, issuance of Common Stock upon conversion of the Series D Preferred Stock, or issuance of securities in connection with a bona fide business acquisition or financing) and (ii) non-price based anti-dilution adjustments (e.g., for stock splits, dividends, mergers, etc.). During negotiations, the Series D investors negotiated for a conversion price of $0.30 per share in order to consummate the transaction. We evaluated our lack of alternatives and determined to accept this conversion price.

         Following the second anniversary of the closing, we generally have the right to force conversion of all of the shares of Series D Preferred Stock provided that a registration statement covering the underlying shares of Common Stock is in effect and the 20-day volume weighted average price of our Common Stock is at least 200% of the conversion price.

         We are required to redeem any shares of Series D Preferred Stock that remain outstanding on the third anniversary of the Closing Date, generally at our option, in either (i) cash equal to the face amount of the Series D Preferred Stock plus the amount of accrued dividends, or (ii) shares of our Common Stock equal to the lesser of the then applicable conversion price or 90% of the 90-day volume weighted average price of the Common Stock ending on the date prior to such third anniversary.

         Each share of Series D Preferred Stock is generally entitled to vote together with the Common Stock on an as-converted basis. However, since the record date of July 6, 2003 was established prior to the issuance of any shares of Series D Preferred Stock, the holders of Series D Preferred Stock are not entitled to vote for or against any of the three proposals contained in this consent solicitation.

         During negotiations, in order to consummate the transaction, one of the investors in the Financing Transaction, New England Partners, insisted upon appointing a representative to our Board of Directors, and another investor in the Financing Transaction, BayStar Capital II, LP, insisted on appointing a representative to attend our Board of Directors meetings in a non-voting observer capacity. BayStar and New England Partners were the lead investors in the Financing Transaction. If they had not agreed to the terms of the Financing Transaction, the Financing Transaction would not have been consummated. We evaluated our lack of alternatives and determined that such appointments were not unreasonable under the circumstances. As such, we agreed to allow New England Partners to appoint a representative to serve on our Board of Directors for one full term, or such shorter period as such appointee elects, at which time such appointee will be subject to the Company's customary nomination and election process. We also agreed to allow BayStar Capital II, LP to appoint a representative to attend our Board of Directors meetings in a non-voting observer capacity. BayStar Capital II, LP's right to appoint a representative to attend our Board of Directors meetings terminates at such time that they own less than 75% of the shares of Series D Preferred Stock acquired in the Financing Transaction. Neither investor has selected their respective representative, and we did not specify a time period by which such representatives must be selected. We currently have six directors.

         Upon any change of control, the holders of the Series D Preferred Stock may require us to redeem their shares for cash at a redemption price equal to the greater of (i) the fair market value of such Series D Preferred Stock and
(ii) the liquidation preference for the Series D Preferred Stock. For a three-year period following the Closing, each holder of Series D Preferred Stock generally has a right to purchase its pro rata portion of any securities we may offer in a privately negotiated transaction.

         The purchasers of the Series D Preferred Stock in the initial closing of the Financing Transaction also received for no additional consideration warrants exercisable for an aggregate of 14,078,592 shares of Common Stock at an initial exercise price of $0.50 per share, subject to non-price based anti-dilution adjustments (e.g., for stock splits, dividends, mergers, etc.). If the Warrants are exercised within 12 months of the closing of the Financing Transaction, however, the exercise price will be $0.30 per share, subject to non-price based anti-dilution adjustments (e.g., for stock splits, dividends, mergers, etc.). The Warrants expire on July 13, 2008. The stockholder approval sought through this Consent Statement would permit the issuance of warrants to purchase up to approximately 90 million shares of Common Stock.

         We plan to use the proceeds from the Financing Transaction for general corporate purposes, working capital, and the partial payment of outstanding accounts payable. The terms of the Financing Transaction limit our ability to use the proceeds from the Financing Transaction for the payment of outstanding accounts payable. We may use up to $350,000 of the proceeds from the first closing to pay vendors determined to be critical and up to $1,500,000 (including the aforesaid $350,000) in total from the proceeds of both the first and second closings to pay vendors also determined to be critical.

         As a condition to the initial closing of the Financing Transaction, the holders of our Series C Convertible Preferred Stock (the "Series C Preferred Stock") consented to the issuance of the Series D Preferred Stock and Warrants and agreed to the following modifications of their rights: (i) the conversion price of the Series C Preferred Stock was permanently set at $3.00 per share, and all reset and price-based anti-dilution provisions were eliminated; (ii) each holder of Series C Preferred Stock was offered the opportunity to purchase Series D Preferred Stock, and for each $1 of Series D Preferred Stock so purchased, $2 of Series C Preferred Stock retained a one-time conversion price reset to $0.30 per share, and the same portion of warrants held by any such holders received a reset on the exercise price of warrants held by such holder to $0.50 per share, with the number of shares issuable upon exercise of the warrants remaining the same; (iii) the Series C Preferred Stock would convert into Common Stock at maturity, unless earlier converted; (iv) all future dividends on the Series C Preferred Stock would be accrued and paid at conversion; and (v) the Series C Preferred Stock would become junior to the shares of Series D Preferred Stock upon liquidation. With respect to clause (ii) above, the holders of our Series C Preferred Stock negotiated this arrangement directly with the Series D investors in connection with granting their consent to the Financing Transaction in order to limit the dilutive effect the Financing Transaction would have on the Series C Preferred Stock. If Proposal 3 is approved, these amendments will be reflected in an amended and restated certificate of incorporation. If Proposal 3 is not approved, we and the holders of our Series C Preferred Stock will still remain contractually bound to the preceding amendments, however, such amendments will not be reflected in our certificate of incorporation.

         Pursuant to the opportunity to purchase Series D Preferred Stock described in clause (ii) of the preceding paragraph, holders of our Series C Preferred Stock committed to invest an aggregate of $4,201,000 in Series D Preferred Stock and Warrants in the Financing Transaction. Accordingly, as a result of the initial closing of the Financing Transaction, 30,873 shares of Series C Preferred Stock ($35 stated value) received a one-time conversion price reset to $0.30 per share and warrants to purchase an aggregate of 360,291 shares of Common Stock held by those holders received a reset on the exercise price of the warrants to $0.50 per share. In the event that the second closing of the Financing Transaction is consummated, an additional 89,155 shares of Series C Preferred Stock ($35 stated value) will receive a one-time conversion price reset to $0.30 per share and warrants to purchase an aggregate of an additional 1,040,443 shares of Common Stock held by those holders will receive a reset on the exercise price of the warrants to $0.50 per share.

Effect on Existing Stockholders

         The Financing Transaction treats all existing holders of our Common Stock identically. The investors are purchasing the Series D Preferred Stock and Warrants from us and not from any existing holder of Common Stock. As a result, all existing holders of our Common Stock will be diluted proportionately. The shares of Series D Preferred Stock and Warrants issued in the initial closing of the Financing Transaction, plus the shares issued as a result of applicable anti-dilution adjustments, represent approximately 32% of our outstanding Common Stock on a fully diluted basis. If the second closing of the Financing Transaction is consummated, the shares of Series D Preferred Stock and Warrants issued in both closings, plus the shares issued as a result of applicable anti-dilution adjustments, will represent approximately 72% of our outstanding Common Stock on a fully diluted basis. Therefore, all existing holders of our capital stock, other than the new investors, will have their ownership interests in the Company diluted by an aggregate of 32% or 72% following the completion of the initial closing and second closing of the Financing Transaction, respectively. In other words, the existing holders of our capital stock, who as a group-owned 100% of our capital stock prior to the Financing Transaction, will own as a group only approximately 68% and 28% of our outstanding Common Stock as a fully-diluted basis following thcompletion of the initial closing and second closing of the Financing Transaction, respectively. In addition, if the second closing of the Financing Transaction is consummated, our largest stockholder, by virtue of its existing holdings and the conversion of its secured indebtedness into Series D Preferred Stock and Warrants, will own approximately 18% of our Common Stock on a fully diluted basis.

         We are obligated to file a registration statement covering the underlying shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants. We must file the registration statement (i) within 30 days following the first closing if this Consent Statement is not subject to review by the Commission, or (ii) within 60 days following the first closing if this Consent Statement is subject to review by the Commission (the "Filing Date"). If the registration statement is not filed with the Commission prior to the Filing Date or declared effective by the Commission within 90 days from the Filing Date, then we will be obligated to pay a penalty to each holder of registrable securities in an amount equal to the aggregate purchase price of the Series D Preferred Stock and Warrants purchased by such holder, multiplied by (A) one one-hundredth for the first 30 day period following such date or (B) one and one half hundredth for each thirty day period thereafter. We will not file the registration statement until we receive the requisite approval from our stockholders of Proposals 1 and 2 under this Consent Statement. As such, if we do not obtain such approvals from our stockholders by September 12, 2003, we will be obligated to pay the penalty described above.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of July 10, 2003, certain information with respect to (1) any person known to us who or which beneficially owned more than 5% of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer and (3) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised us that he or she has sole voting and investment power as to the shares of the Common Stock, except that, until a common stock purchase warrant or an option is exercised, or a share of preferred stock is converted, there is no voting right.

                                                                                            Percentage of
                                                                         Number of Shares    Common Stock
                                                                         of Common Stock     Beneficially
Name and Address of Beneficial Owner                                    Beneficially Owned     Owned (1)
------------------------------------------------------------------------------------------------------------
General Conference Corporation of Seventh-day Adventists                     9,473,189 (2)            19.9%
12501 Old Columbia Pike
Silver Spring, MD  20804-6600

St. Cloud Investments Ltd.                                                   3,548,045 (3)             8.7%
2525 Michigan Ave., #A5
Santa Monica, CA  90404

Linda H. Masterson (4)                                                       1,637,384 (5)             4.3%
1205 South Dupont Street
Ontario, CA  91761

Peter S. Gold (6)                                                              929,167 (7)             2.4%
1205 South Dupont Street
Ontario, CA 91761

Paul Sandler (6)                                                               615,805 (8)             1.6%
1205 South Dupont Street
Ontario, CA 91761

Charles J. Casamento (6)                                                        17,292 (9)              nil
1205 South Dupont Street
Ontario, CA 91761

Stan Yakatan (6)                                                                17,292 (9)              nil
1205 South Dupont Street
Ontario, CA 91761

Roger Stoll (6)                                                                  4,375 (10)             nil
1205 South Dupont Street
Ontario, CA 91761

All directors and executive                                                 3,570,177 (11)             9.2%
Officers as a group (8 persons)

         1. The percentages computed in this column of the table are based upon 38,027,320 shares of the Common Stock which were outstanding on July 10, 2003. Effect is given, pursuant to Rule 13d-3(1)(i) under the Exchange Act, to shares issuable upon the exercise of common stock purchase warrants and options currently exercisable or exercisable within 60 days of July 10, 2003, and to the shares issuable upon the conversion of shares of the Company's Series C Preferred Stock, $.001 par value (the "Series C Preferred Stock"), all of which shares are currently.

         2.       The shares of the Common Stock reported in the table include
                  (a) 240,000 shares issuable upon the exercise by this holder and its affiliate at $3.00 per share of a common stock purchase warrant expiring February 28, 2005; (b) 333,424 shares issuable upon the conversion of 28,571 shares of the Series C Preferred Stock; (c) 333,424 shares issuable upon the exercise at $3.00 per share of a common stock purchase warrant expiring June 19, 2006; (d) 500,000 shares issuable upon the exercise at $3.25 per share of a common stock purchase warrant expiring January 29, 2007; (e) 333,424 shares estimated to be issued upon the future redemptions of premium with respect to the 28,571 shares of the Series C Preferred Stock; (f) 1,500,000 shares issuable upon the exercise at $3.00 per share of a common stock purchase warrant expiring November 11, 2007; and (g) 25,000 shares issuable upon the exercise at $3.00 per share of a common stock purchase warrant expiring March 30, 2008.

         3.       The shares of the Common Stock reported in the table include
                  (a) 87,500 shares issuable upon the exercise by this holder and its affiliates at $3.00 per share of a common stock purchase warrant expiring March 13, 2005; (b) 1,252,017 shares issuable upon the conversion of 107,295 shares of the Series C Preferred Stock; and (c) 1,252,017 shares issuable upon the exercise by this holder and its affiliates at $3.00 per share of a common stock purchase warrant expiring June 19, 2006.

         4. A director of the Company since May 31, 1996; effective August 1, 1996, its President; effective May 23, 1997, its Chief Executive Officer; and, effective June 16, 2000, its Chairman of the Board.

         5. The shares of the Common Stock reported in this table as being beneficially owned by Ms. Masterson are held, or, following exercise, will be held by Robert P. Masterson and Linda H. Masterson, Trustees of Masterson Family Trust, dated September 23, 2000 and include (a) 6,992 shares issuable upon the exercise at $.50 per share of an option expiring June 29, 2008; (b) 52,500 shares issuable upon the exercise at $1.67 per share of an option expiring October 9, 2009; (c) 85,000 shares issuable upon the exercise at $6.00 per share of an option expiring October 19, 2010 and (d) 75,340 shares issuable upon the exercise at $3.17 per share of two options each expiring December 6, 2011.

         6.       A director of the Company.

         7.       The shares of the Common Stock reported in the table include
                  (a) 15,000 shares issuable upon the exercise at $1.81 per share of an option expiring April 15, 2009; (b) 8,333 shares issuable upon the exercise at $3.22 per share of an option expiring April 15, 2010; and (c) 5,833 shares issuable upon the exercise at $4.09 per share of an option expiring April 15, 2011.

         8.       The shares of the Common Stock reported in the table include
                  (a) 15,000 shares issuable upon the exercise at $1.81 per share of an option expiring April 15, 2009; (b) 8,333 shares issuable upon the exercise at $3.22 per share of an option expiring April 15, 2010; (c) 3,921 shares issuable upon the exercise at $2.55 per share of an option expiring January 20, 2010; (d) 5,833 shares issuable upon the exercise at $4.09 per share of an option expiring April 15, 2011; (e) 3,183 shares issuable upon the exercise at $3.77 per share of an option expiring December 14, 2010; and (f) 4,380 shares issuable upon the exercise at $2.64 per share of an option expiring December 6, 2011. The shares reported in the table also include (w) 105,030 shares issuable upon the conversion of 9,000 shares of the Series C Preferred Stock and (x) 105,030 shares issuable upon the exercise at $3.00 per share of a common stock purchase warrant expiring September 27, 2006, both of which securities being held in the name of PMLDSS Ltd., a family partnership of which Dr. Sandler is the President of the corporate general partner and, accordingly, may be deemed the beneficial owner of such securities. The table also reflects as beneficially owned: (y) the Company's estimate as to an aggregate of 105,030 shares to be issued to PMLDSS Ltd. upon the future redemptions of premium with respect to the shares of the Series C Preferred Stock.

         9. The shares of the Common Stock reported reflected in the table reflect (a) 11,875 shares issuable upon the exercise at $6.56 per share of an option expiring June 15, 2010 and (b) 5,417 shares issuable upon the exercise at $3.48 per share of an option expiring June 15, 2011.

         10. The shares of the Common Stock reported reflected in the tables reflect 4,375 shares issuable upon the exercise at $1.85 per share of an option expiring July 8, 2012.

         11.      The shares of the Common Stock reported in the table include
                  (a) those issuable upon the exercise of the common stock purchase warrants and the options described in Notes (5), (7),
                  (8) and (9) to the table; (b) an aggregate of 145,008 shares issuable to an executive officer upon his exercise at $.50 per share of two options expiring March 19, 2008 and one option expiring June 30, 2008; (c) 36,250 shares issuable to the same executive officer upon his exercise at $1.67 per share of an option expiring October 9, 2009; (d) 42,500 shares issuable to the same executive officer upon his exercise at $6.00 per share of an option expiring October 19, 2010; and (e) 44,145 shares issuable to the same executive officer upon his exercise at $3.17 per share of two options each expiring December 6, 2011.

                    SECURITY OWNERSHIP OF PARTICIPANTS IN THE
                          SERIES D PREFERRED FINANCING

      The following table sets forth, as of July 10, 2003, certain information with respect to the participants in the Series D financing. Effect is given, pursuant to Rule 13d-3(1)(i), under the Securities Exchange Act of 1934, to shares issuable upon the conversion of shares of our Series C and Series D preferred stock, exercises of the investor warrants and our estimate as to the amount of premium to be paid to holders of the Series C and Series D preferred stock.

      Each of the following symbols as used in the following table shall have the meaning assigned to it as indicated below:

Symbol                            Meaning
--------------------------------------------------------------------------------

OS Shares of our common stock beneficially owned by the stockholders acquired other than in connection with the Series C or Series D Preferred stock transactions.
--------------------------------------------------------------------------------

OW Shares of our common stock issuable upon exercise of our investor warrants acquired other than in connection with the Series C or Series D Preferred stock transactions.
--------------------------------------------------------------------------------

CS Shares of common stock issuable upon the conversion of our Series C preferred stock at the original conversion price of $3.00 per share.
--------------------------------------------------------------------------------

CW Shares of common stock issuable upon exercise of our investor warrants issued in connection with the Series C private placement.
--------------------------------------------------------------------------------

CP(28) Shares of common stock estimated to be issuable upon redemption of premium on our Series C preferred stock.
--------------------------------------------------------------------------------

CA(28) Shares of common stock issuable to the Series C preferred stock holders who, by virtue of their participation in the Series D preferred stock placement, had their conversion price reset to $0.30 per share.
--------------------------------------------------------------------------------

DS Shares of common stock issuable upon the conversion of our Series D preferred stock at the original conversion price of $0.30 per share.
--------------------------------------------------------------------------------

DW Shares of common stock issuable upon exercise of our investor warrants issued in connection with the Series D private placement.
--------------------------------------------------------------------------------

DP Shares of common stock etimated to be issuable upon redemption of premium on our Series D preferred stock.
--------------------------------------------------------------------------------

NO Shares of our common stock issuable upon exercise of our investor warrants originally acquired in connection with our two debt transactions.
--------------------------------------------------------------------------------

ND Shares of common stock issuable to the debt holders who, by agreement with the Series D preferred investors, have agreed to convert their debt into shares of the Series D preferred stock.
--------------------------------------------------------------------------------

NW Shares of common stock issuable upon exercise of our investor warrants issued to the debt holders who, by agreement with the Series D preferred investors, have agreed to convert their debt into shares of the Series D preferred stock.
--------------------------------------------------------------------------------

NP Shares of common stock estimated to be issuable upon redemption of premium on our Series D preferred stock.
--------------------------------------------------------------------------------

TS       The total of all of the foregoing shares of our common stock
--------------------------------------------------------------------------------

Where a particular symbol is not shown the stockholder, her, she or it does not own shares falling in that category. In addition, because a stockholder may convert his, her or its shares of our Series C and Series D preferred stock prior to the respective maturity date, the stockholder may not receive all of the shares shown in the table for the symbols CP and DP. If this occurs, the stockholder's total shown in the table for the symbol TS would also be reduced.

                                        TABLE OF SERIES D PARTICIPANTS
                                                Beneficial ownership    Beneficial ownership    Beneficial ownership at
Name                                              at July 6, 2003       after initial closing       second closing
-------------------------------                ----------------------- ------------------------ --------------------------
                                                 # Shares         %      # Shares          %      # Shares            %
St Cloud Investments Ltd. (2)
                                    OS               956,511                     956,511                   956,511
                                    OW                87,500                      87,500                    87,500
                                    CS             1,252,017                   1,252,017                 1,252,017
                                    CW             1,252,017                   1,252,017                 1,252,017
                                    CP                     -                   1,251,658                 1,251,658
                                    CA                     -                   2,816,142                11,264,568
                                    DS                     -                   1,666,500                 6,262,707
                                    DW                     -                   3,333,000                12,525,414
                                    DP                     -                     286,001                 1,144,003
                                             ----------------            ----------------          ----------------
                                    TS             3,548,045      8.7%        12,654,440     25.3%      35,749,489      48.9%

General Conference Corporation of Seventh-day Adventists (3)
                                    OS             6,211,137                   6,211,137                 6,211,137
                                    OW               740,000                     740,000                   740,000
                                    CS               333,424                     333,424                   333,424
                                    CW               333,424                     333,424                   333,424
                                    CP                     -                     333,328                   333,328
                                    NO             1,525,000                   1,525,000                 1,525,000
                                    ND                     -                           -                 9,039,096
                                    NW                     -                           -                18,078,192
                                    NP                     -                           -                 1,608,658
                                             ----------------            ----------------          ----------------
                                    TS              9,142,985     22.3%          9,476,313    22.9%      38,202,259      54.6%

                                       17

                                                Beneficial ownership    Beneficial ownership    Beneficial ownership at
Name                                              at July 6, 2003       after initial closing       second closing
-------------------------------                ----------------------- ------------------------ --------------------------
                                                 # Shares         %      # Shares          %      # Shares            %
Jonathan J. Pallin Revocable Trust (4)
                                    OS               662,000                     662,000                   662,000
                                    NO             1,120,000                   1,120,000                 1,120,000
                                    ND                     -                           -                 5,146,152
                                    NW                     -                           -                10,292,304
                                    NP                     -                           -                   915,844
                                             ----------------            ----------------          ----------------
                                    TS             1,782,000      4.6%         1,782,000      4.6%      18,136,300      32.7%

BayStar Capital II, L.P. (5)
                                    DS                     -                     833,250                 3,333,000
                                    DW                     -                   1,666,500                 6,666,000
                                    DP                     -                     151,972                   607,887
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%         2,651,722      6.5%      10,606,887      21.8%

Lagunitas Partners L.P. (6)
                                    DS                     -                     749,925                 2,999,700
                                    DW                     -                   1,499,850                 5,999,400
                                    DP                     -                     136,775                   547,099
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%         2,386,550      5.9%       9,546,199      20.1%

New England Partners Capital, L.P. (7)
                                    OS               187,117                     187,117                   187,117
                                    CS               333,424                     333,424                   333,424
                                    CW               333,424                     333,424                   333,424
                                    CP                                           333,328                   333,328
                                    CA                                           749,965                 2,999,860
                                    DS                                           416,625                 1,666,500
                                    DW                                           833,250                 3,333,000
                                    DP                                            75,986                   303,944
                                             ----------------            ----------------          ----------------
                                    TS               853,965      2.2%         3,263,119      7.9%       9,490,597      20.1%

Omicron Partners (8)
                                    OS               189,378                     189,378                   189,378
                                    CS               828,570                     828,570                   828,570
                                    CW               828,570                     828,570                   828,570
                                    CP                     -                     828,334                   828,334
                                    CA                     -                     449,990                 1,799,958
                                    DS                     -                     249,975                   999,900
                                    DW                     -                     499,950                 1,999,800
                                    DP                     -                      45,592                   182,366
                                             ----------------            ----------------          ----------------
                                    TS             1,846,518      4.7%         3,920,359      9.4%       7,656,876      16.8%

Zanett Lombardier Master Fund II, L.P. (9)
                                    OS               127,417                     127,417                   127,417
                                    CS               666,859                     666,859                   666,859
                                    CW               646,852                     646,852                   646,852
                                    CP                     -                     666,668                   666,668
                                    CA                     -                   1,499,956                 5,999,825
                                    DS                     -                     833,250                 3,333,000
                                    DW                     -                   1,666,500                 6,666,000
                                    DP                     -                     151,972                   607,887
                                             ----------------            ----------------          ----------------
                                    TS             1,441,128      3.7%         6,259,474     14.2%      18,714,508      33.1%

                                       18

                                                Beneficial ownership    Beneficial ownership    Beneficial ownership at
Name                                              at July 6, 2003       after initial closing       second closing
-------------------------------                ----------------------- ------------------------ --------------------------
                                                 # Shares         %      # Shares          %      # Shares            %
SF Capital Partners, Ltd. (10)
                                    DS                     -                     416,625                 1,666,500
                                    DW                     -                     833,250                 3,333,000
                                    DP                     -                      75,986                   303,944
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%         1,325,861      3.4%       5,303,444      12.2%

Gamma Opportunity Capital Partners, L.P. (11)
                                    DS                     -                     333,300                 1,333,200
                                    DW                     -                     666,600                 2,666,400
                                    DP                     -                      60,789                   243,155
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%         1,060,689      2.7%       4,242,755      10.0%

Alpha Capital Aktiengesellschaft (12)
                                    DS                     -                     333,300                 1,333,200
                                    DW                     -                     666,600                 2,666,400
                                    DP                     -                      60,789                   243,155
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%         1,060,689      2.7%       4,242,755      10.0%

OTATO Limited Partnership (13)
                                    OS                30,408                      30,408                    30,408
                                    CS               133,038                     133,038                   133,038
                                    CW               133,038                     133,038                   133,038
                                    CP                     -                     133,000                   133,000
                                    CA                     -                     299,240                 1,196,962
                                    DS                     -                     166,650                   666,600
                                    DW                     -                     333,300                 1,333,200
                                    DP                     -                      30,394                   121,577
                                             ----------------            ----------------          ----------------
                                    TS               296,484      0.8%         1,259,068      3.2%       3,747,823       9.0%

Bristol Investment Fund, Ltd. (14)
                                    DS                     -                     289,971                 1,166,550
                                    DW                     -                     579,942                 2,333,100
                                    DP                     -                      53,190                   212,761
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%           923,103      2.4%       3,712,411       8.9%

Crestview Capital Fund II, L.P. (15)
                                    DS                     -                     249,975                   999,900
                                    DW                     -                     499,950                 1,999,800
                                    DP                     -                      45,592                   182,366
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%           795,517      2.0%       3,182,066       7.7%

                                       19

                                                Beneficial ownership    Beneficial ownership    Beneficial ownership at
Name                                              at July 6, 2003       after initial closing       second closing
-------------------------------                ----------------------- ------------------------ --------------------------
                                                 # Shares         %      # Shares          %      # Shares            %
Gruber & McBaine International (16)
                                    DS                     -                     249,975                   999,900
                                    DW                     -                     499,950                 1,999,800
                                    DP                     -                      45,592                   182,366
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%           795,517      2.0%       3,182,066       7.7%

McCarthy Family Partners (17)
                                    OS                41,556                      41,556                    41,556
                                    CS                81,690                      81,690                    81,690
                                    CW                81,690                      81,690                    81,690
                                    CP                     -                      81,667                    81,667
                                    CA                     -                     183,744                   734,977
                                    DS                     -                      99,990                   409,959
                                    DW                     -                     199,980                   819,918
                                    DP                     -                      18,693                    74,770
                                             ----------------            ----------------          ----------------
                                    TS               204,936      0.5%           789,010      2.0%       2,326,227       5.8%

Jon D. Gruber & Linda W. Gruber (18)
                                    DS                     -                     123,321                   499,950
                                    DW                     -                     246,642                   999,900
                                    DP                     -                      22,796                    91,183
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%           392,759      1.0%       1,591,033       4.0%

J. Patterson McBaine (19)
                                    DS                     -                     123,321                   499,950
                                    DW                     -                     246,642                   999,900
                                    DP                     -                      22,796                    91,183
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%           392,759      1.0%       1,591,033       4.0%

RHP Master Fund, Ltd. (20)
                                    DS                     -                      83,325                   333,300
                                    DW                     -                     166,650                   666,600
                                    DP                     -                      15,197                    60,789
                                             ----------------            ----------------          ----------------
                                    TS                     -      0.0%           265,172      0.7%       1,060,689       2.7%

H&B Wilson Interests, Ltd. (21)
                                    OS               117,255                     117,255                   117,255
                                    CS                23,340                      23,340                    23,340
                                    CW                23,340                      23,340                    23,340
                                    CP                     -                      23,333                    23,333
                                    CA                     -                      52,498                   209,993
                                    DS                     -                      29,997                   116,655
                                    DW                     -                      59,994                   233,310
                                    DP                     -                       5,323                    21,291
                                             ----------------            ----------------          ----------------
                                    TS               163,935      0.4%           335,080      0.9%         768,517       2.0%

                                       20

                                                Beneficial ownership    Beneficial ownership    Beneficial ownership at
Name                                              at July 6, 2003       after initial closing       second closing
-------------------------------                ----------------------- ------------------------ --------------------------
                                                 # Shares         %      # Shares          %      # Shares            %
Gary Blum (22)
                                    OS                15,688                      15,688                    15,688
                                    CS                29,175                      29,175                    29,175
                                    CW                29,175                      29,175                    29,175
                                    CP                     -                      29,167                    29,167
                                    CA                     -                      65,623                   262,492
                                    DS                     -                      33,330                   113,322
                                    DW                     -                      66,660                   226,644
                                    DP                     -                       6,686                    26,743
                                             ----------------            ----------------          ----------------
                                    TS                74,038      0.2%           275,504      0.7%         732,406       1.9%

AWINN Ltd. (23)
                                    OS                49,146                      49,146                    49,146
                                    CS                23,340                      23,340                    23,340
                                    CW                23,340                      23,340                    23,340
                                    CP                                            23,333                    23,333
                                    CA                                            52,498                   209,993
                                    DS                                            26,664                   116,655
                                    DW                                            53,328                   233,310
                                    DP                                             5,319                    21,276
                                             ----------------            ----------------          ----------------
                                    TS                95,826      0.3%           256,968      0.7%         700,393       1.8%

Scorpion Acquisition LLC (24)
                                    OS                11,501                      11,501                    11,501
                                    CS                20,423                      20,423                    20,423
                                    CW                20,423                      20,423                    20,423
                                    CP                     -                      20,417                    20,417
                                    CA                     -                      45,936                   183,744
                                    DS                     -                      23,331                   103,323
                                    DW                     -                      46,662                   206,646
                                    DP                     -                       4,711                    18,845
                                             ----------------            ----------------          ----------------
                                    TS                52,347      0.1%           193,404      0.5%         585,322       1.5%

The Michael S. McCord GST Trust (25)
                                    OS                18,606                      18,606                    18,606
                                    OW                12,500                      12,500                    12,500
                                    CS                11,670                      11,670                    11,670
                                    CW                11,670                      11,670                    11,670
                                    CP                     -                      11,667                    11,667
                                    CA                     -                      26,249                   104,997
                                    DS                     -                      13,332                    59,994
                                    DW                     -                      26,664                   119,988
                                    DP                     -                       2,736                    10,942
                                             ----------------            ----------------          ----------------
                                    TS                54,446      0.1%           135,094      0.4%         362,034       0.9%

                                       21

                                                Beneficial ownership    Beneficial ownership    Beneficial ownership at
Name                                              at July 6, 2003       after initial closing       second closing
-------------------------------                ----------------------- ------------------------ --------------------------
                                                 # Shares         %      # Shares          %      # Shares            %
Stifel Nicolaus, Custodian for A. Ray Cecrle IRA (26)
                                    OS                 6,809                       6,809                     6,809
                                    CS                11,670                      11,670                    11,670
                                    CW                11,670                      11,670                    11,670
                                    CP                     -                      11,667                    11,667
                                    CA                     -                      26,249                   104,997
                                    DS                     -                      13,332                    59,994
                                    DW                     -                      26,664                   119,988
                                    DP                     -                       2,736                    10,942
                                             ----------------            ----------------          ----------------
                                    TS                30,149      0.1%           110,797      0.3%         337,737       0.9%

Dos Cunados (27)
                                    OS                 6,349                       6,349                     6,349
                                    CS                11,670                      11,670                    11,670
                                    CW                11,670                      11,670                    11,670
                                    CP                     -                      11,667                    11,667
                                    CA                     -                      26,249                   104,997
                                    DS                     -                      13,332                    59,994
                                    DW                     -                      26,664                   119,988
                                    DP                     -                       2,734                    10,935
                                             ----------------            ----------------          ----------------
                                    TS                29,689      0.1%           110,335      0.3%         337,270       0.9%

Total Shares as a Group
                                    OS             8,630,878                   8,630,878                 8,630,878
                                    OW               840,000                     840,000                   840,000
                                    CS             3,760,310                   3,760,310                 3,760,310
                                    CW             3,740,303                   3,740,303                 3,740,303
                                    CP                     -                   3,759,234                 3,759,234
                                    CA                     -                   6,294,340                25,177,363
                                    DS                     -                   7,372,596                29,167,083
                                    DW                     -                  14,745,192                58,334,166
                                    DP                     -                   1,330,357                 5,321,409
                                    NO             2,645,000                   2,645,000                 2,645,000
                                    ND                     -                           -                14,185,248
                                    NW                     -                           -                28,370,496
                                    NP                     -                           -                 2,524,502
                                             ----------------            ----------------          ----------------
                                    TS            19,616,491     40.0%        53,118,210     64.4%     186,455,992      86.4%

1.) The percentages computed in this column of the table are based upon 38,027,320 shares of the Common Stock which were outstanding on July 10, 2003. Effect is given, pursuant to Rule 13d-3(1)(i) under the Exchange Act, to shares issuable upon the exercise of common stock purchase warrants and options currently exercisable or exercisable within 60 days of July 10, 2003, to the shares issuable upon the conversion of shares of the Company's Series C Preferred Stock, $.001 par value (the "Series C Preferred Stock"), all of which shares are currently exercisable, and to the shares issuable upon the conversion of shares of the Company's Series D Preferred Stock, $.001 par value (the "Series D Preferred Stock"), which shares will be exercisable upon completion of this consent and the second closing of the financing.

2.) Each of Robert T. Tucker and Nancy Main is a director of this stockholder. As such, they have shared voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, they may be deemed the beneficial owners of these shares as a result of possessing these powers. However, they disclaim such beneficial ownership of these shares.

3.) No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 or Regulation 13D-G) controls this stockholder. The governing board of this stockholder delegates investment authority over owned and trustee funds through various committees to the General Conference Investment Office, which is led by an Associate Treasurer of this stockholder (currently Roy Ryan is assigned with respect to us). Day-to-day responsibility with respect to each issuer in which this stockholder makes an investment (including us) is delegated to one or more portfolio managers. They may vote our shares or execute investment decisions with respect to our securities, but only within the guidelines or policies authorized by the governing board or one of the governing committees.

4.) Jonathan J. Pallin is the trustee of this stockholder. As such, he has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed a beneficial owner of these shares as a result of possessing such powers.

5.) BayStar Capital Management, LLC, a Delaware limited liability company ("BayStar Management"), is the general partner of the stockholder, and has the sole voting and investment power with respect to the shares of our common stock reported in the stockholder table. By reason of such relationship, BayStar Management may be deemed beneficial owner of these shares. However, BayStar Management disclaims such beneficial ownership of these shares. There are three independent managing members of BayStar Management. Accordingly, no person or "group" (as that term is defined in Section 13(d) of the Securities Exchange Act of 1934 or Regulation 13D-G) controls BayStar Management.

6.) Gruber & McBaine Cap Mgmt ("GMCM"), as the general partner of this stockholder, has the sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, GMCM may be deemed the beneficial owner of these shares as a result of possessing these powers. However, GMCM disclaims such beneficial ownership of these shares. Jon D Gruber & J Patterson McBaine as managing members, along with Eric B Swergold of GMCM have the power to act on its behalf.

7.) NEP Capital LLC ("NEP Capital"), as the general partner of this stockholder, has the sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, NEP Capital may be deemed the beneficial owner of these shares as a result of possessing these powers. However, NEP Capital disclaims such beneficial ownership of these shares. There are five independent members of NEP Capital. Accordingly, no person or "group" (as that term is defined in Section 13(d) of the Securities Exchange Act of 1934 or Regulation 13D-G) controls NEP Capital.

8.) Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as subadvisor to this stockholder, a Bahamas limited partnership. Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital and Grove Management Limited ("Grove") is the general partner of this stockholder. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by this stockholder and Grove may be deemed to share voting and dispositive power over the shares of our common stock owned by this stockholder. Omicron Capital, OCI and Grove disclaim beneficial ownership of such shares of our common stock. On the date of this prospectus, Olivier H. Morali, an officer of OCI, has delegated authority from the board of directors of OCI regarding the portfolio management decisions with respect to the shares of our common stock owned by this stockholder. Mr. Morali disclaims beneficial ownership of such shares of our common stock and he has no legal right to maintain such delegated authority. No other person beneficially owns the shares of our common stock owned by this stockholder. This stockholder and Grove are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, or of any other person named in this prospectus as a stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 or Regulation 13D-G) controls this stockholder and Grove.

9.) Lombardier Management Limited, a Cayman Islands limited liability company ("Lombardier"), is the general partner and serves as subadvisor to this stockholder, a Cayman Islands limited partnership. Zanett Lombardier Limited is the limited partner of this stockholder ("ZL Limited"). By reason of such relationships, Lombardier may be deemed to share dispositive power over the shares of our common stock owned by this stockholder and ZL Limited may be deemed to share voting and dispositive power over the shares of our common stock owned by this stockholder. Lombardier and ZL Limited disclaim beneficial ownership of such shares of common stock. Lombardier and ZL Limited are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, or of any other person named in this prospectus as a stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 or Regulation 13D-G) controls Lombardier and ZL Limited.

10.) The foregoing shares are held directly by SF Capital Partners, Ltd., a British Virgin Islands company ("SF Capital"). Staro Asset Management, L.L.C., a Wisconsin limited liability company ("Staro"), acts as investment manager of SF Capital. As the managing members of Staro, Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all of the foregoing shares. Therefore, Mssrs. Roth and Stark may be deemed the beneficial owner of the shares of our common stock reported in the table for this stockholder as a result of possessing such powers. However, they disclaim beneficial ownership of these shares.

11.) Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

12.) Konrad Ackermann, as Director of Alpha Capital Aktiengesellschaft, a corporation organized under the laws of the Principality of Liechtenstein, has the power to act of its behalf, including the sole voting and investment power with respect to the LifePoint securities being registered.

13.) OTA Grand Cayman, Inc., a Delaware corporation ("OTAGC"), is the general partner of this stockholder, a Grand Cayman limited partnership. By reason of such relationship, OTAGC may be deemed to share voting and dispositive power over the shares of our common stock beneficially owned by this stockholder. OTAGC disclaims beneficial ownership of such shares of our common stock. This stockholder and OTAGC are not "affiliates," as that term is used for purposes of the Securities Exchange Act of 1934, or of any other person named in this prospectus as a stockholder. No other person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 or Regulation 13D-G) controls this stockholder or OTAGC.

14.) Bristol Investment Fund, Ltd. is a private investment fund organized in the Cayman Islands and managed by Bristol Capital Advisors, LLC. The managing members of Bristol Capital Advisors, LLC are Mr. Paul Kessler and Ms. Diana Derycz Kessler, who have voting and investment control over the shares owned by Bristol Investment Fund, Ltd.

15.) Crestview Capital Fund II, LP has the sole voting and investment powers with respect to securities owned by this stockholder. Richard Levy and Stewart Flink, as Managing partners of the entity, with the power to act on its behalf, may be deemed the beneficial owner of the shares of our common stock reported in the table for this stockholder as a result of possessing such powers. However, they disclaim sole beneficial ownership of these shares.

16.) Gruber & McBaine Cap Mgmt ("GMCM"), as attorney in fact of this stockholder, has the sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, GMCM may be deemed the beneficial owner of these shares as a result of possessing these powers. However, GMCM disclaims such beneficial ownership of these shares. Jon D Gruber & J Patterson McBaine as managing members, along with Eric B Swergold of GMCM have the power to act on its behalf.

17.) Kevin McCarthy, as the general partner of this stockholder, has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed a beneficial owner of these shares.

18.) Jon D. and Linda W. Gruber have sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed the beneficial owner of these shares.

19.) J. Patterson McBaine has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed the beneficial owner of these shares.

20.) RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owed by RHP Master Fund. Wayne Bloch, Gary Kaminsky and Peter Lockhart own all of the interests in RHP General Partner. Rock Hill Investment Management, RHP General Partner, and the individual owners of interests in RHP General Partner disclaim beneficial ownership of the shares owned by RHP Master Fund.

21.) Herman T. Wilson, Jr. is the general partner of this stockholder. As such, he has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed a beneficial owner of these shares as a result of possessing these powers.

22.) Gary Blum has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed the beneficial owner of these shares.

23.) Peter M. Way is the principal limited partner and a 50% owner with his wife of the corporate general partner of this stockholder. As such, he has shared voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed a beneficial owner of these shares as a result of possessing such powers.

24.) Each of Nuno Brandolini and Kevin McCarthy are directors of this stockholder. As such, they have shared voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, they may be deemed the beneficial owners of these shares as a result of possessing these powers. However, each disclaims being the sole beneficial owner of these shares.

25.) Michael S. McCord is the trustee of this stockholder. As such, he has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed a beneficial owner of these shares as a result of possessing such powers.

26.) A. Ray Cercle has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed the beneficial owner of these shares.

27.) Ben B. McAndrew, III, as the managing partner of this stockholder, has sole voting and investment powers with respect to the shares of our common stock reported in the table for this stockholder. Accordingly, he may be deemed the beneficial owner of these shares as a result of possessing these powers.

28.) The 29 million shares of Common Stock to be issued as a result of existing anti-dilution provisions for the Series C Preferred Stock resulting from the Financing Transaction referred to throughout this document are derived from 25,177,363 shares labeled as CA in the preceding table and 3,759,234 shares labeled as CP in the preceding table.

                  Principal Effects of Approval or Nonapproval

         In the event that stockholder approval is obtained, we believe that AMEX will approve the listing application for the shares of Common Stock underlying the securities issued in the Financing Transaction.

         If stockholder approval is not obtained, the second closing of the Financing Transaction will not occur, and we will be obligated to repurchase all of the shares Series D Preferred Stock sold in the first closing, plus accrued and unpaid dividends on such shares through such date, for an aggregate repurchase price of $2,246,500. In such event, we believe that our only alternative would be to liquidate our assets or file for bankruptcy under Chapter 11.

Components of Approval of the Financing Transaction

         The approval of the Financing Transaction will encompass approval of all of the following:

      (i) the issuance and sale of up to approximately 13,500 shares of Series D Convertible Preferred Stock (each with a face amount of $1,000 per share and each convertible into 3,333 shares of Common Stock) and Warrants to purchase shares of Common Stock (each share of Series D Convertible Preferred Stock receives Warrants exercisable into 6,666 shares of Common Stock);

      (ii) the issuance of an indeterminate number of additional shares of Series D Preferred Stock and Common Stock that may be issued in accordance with the terms of the Series D Preferred Stock and Warrants, including shares of Series D Preferred Stock convertible into approximately 9,000,000 shares of Common Stock that may be issued for the 6% dividend on the Series D Preferred Stock;

      (iii) the issuance of approximately 135 million shares of Common Stock to allow for the full conversion and exercise of the Series D Preferred Stock and; and

      (iv) the issuance of up to an additional 29 million shares of Common Stock resulting from existing anti-dilution provisions for the Series C Preferred Stock resulting from the Series D Preferred Stock transaction, as described above.


VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

         The approval of the Financing Transaction requires the affirmative vote of a majority of our outstanding Common Stock. Our outstanding shares of Series C Convertible Preferred Stock previously consented to the Financing Transaction pursuant to the protective provisions of our Restated Certificate of Incorporation. Since the record date of July 6, 2003 was established prior to the issuance of any shares of Series D Preferred Stock, the holders of Series D Preferred Stock are not entitled to vote for or against any of the three proposals contained in this consent solicitation. Only holders of our Common Stock on the record date are entitled to vote for these proposals.


         THE BOARD RECOMMENDS THE TIMELY EXECTUION OF THE ENCLOSED CONSENT TO THIS PROPOSAL.

                                   PROPOSAL 2

        TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
         INCORPORATION INCREASING THE TOTAL NUMBER OF SHARES OF COMMON
                         STOCK AUTHORIZED FOR ISSUANCE

         The Board of Directors has approved an amendment, subject to stockholder approval, to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") increasing the total number of shares of Common Stock authorized for issuance by 175,000,000 shares, so that the total number of shares of Common Stock authorized for issuance will be 250,000,000 shares. Our Certificate of Incorporation currently provides for 75,000,000 shares of Common Stock authorized for issuance. As of July 10, 2003, we had approximately 61.4 million shares of Common Stock issued and outstanding on a fully-diluted basis, consisting of:

         o        38,027,320 shares of our Common Stock outstanding; and
         o 23,419,195 shares of our Common Stock reserved for issuance pursuant to options, warrants, contractual commitments and other arrangements.

         Prior to the first closing of the Financing Transaction, we had approximately 13.6 million shares of authorized and unissued Common Stock not reserved for any specific use and available for issuance. In the first closing, we issued Series D Preferred Stock and Warrants convertible and exercisable into an aggregate of approximately 21 million shares of Common Stock, which exceeded the number of shares we had available for issuance. Further, if the second closing occurs, we will be issuing Series D Preferred Stock and Warrants convertible and exercisable into an aggregate of approximately 114 million additional shares of Common Stock.

         The proposed increase in the number of shares of Common Stock authorized for issuance will provide us with the ability to fulfill our obligations to issue shares of Common Stock upon the conversion or exercise of the securities issued or to be issued in, and anti-dilution adjustments resulting from, the Financing Transaction. If all such shares were issued, we would have approximately 217 million shares of Common Stock outstanding on a fully-diluted basis, leaving us with approximately 33 million shares of Common Stock authorized for future issuance. This would give us the flexibility necessary to enable us to: (a) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (b) acquire additional assets or businesses by using shares of Common Stock for a portion of or all of the consideration paid to the sellers; (c) repay existing indebtedness by issuing shares of Common Stock in lieu of cash; or (d) attract and retain directors, officers, and key employees and motivate such persons to exert their best efforts on behalf of the Company by issuing options to acquire shares of Common Stock. The number of shares of Common Stock authorized for issuance is not adequate to provide for the conversion or exercise of securities issued or to be issued in the Financing Transaction. In addition, the Board of Directors believes that the number of additional shares of Common Stock proposed to be authorized for issuance is advisable to provide for other transactions such as those described above as and when they may arise in the future. Accordingly, the Board of Directors believes that the proposed amendment to the Certificate of Incorporation is appropriate and in the best interests of the Company and our stockholders generally.

         While the Board of Directors believes it important that we have the flexibility that would be provided by having available additional authorized Common Stock, other than pursuant to the conversion or exercise of securities issued or to be issued in the Financing Transaction as described in Proposal 1, we do not now have any commitments, arrangements or understandings which would require the issuance of such additional shares of Common Stock (above the amount necessary to fulfill obligations under the Financing Transaction). The availability of additional authorized Common Stock would simply permit the Board of Directors to respond in a timely manner to future opportunities and business needs as they may arise and would avoid the possible necessity and expense of a special meeting of shareholders to increase the authorized Common Stock.

         If the authorized shares of Common Stock are increased as proposed, the shares would be available for issuance from time to time upon such terms and for such purposes as the Board of Directors may deem advisable without further action by our stockholders except as may be required by law or the rules of any stock exchange on which the Common Stock may be listed. Such an issuance may decrease or increase the book value per share of Common Stock presently issued and outstanding, depending upon whether the consideration paid for such newly issued shares is less or more than the book value per share of the Common Stock prior to such issuance. The issuance of additional shares of Common Stock could dilute the voting power and equity of the holders of outstanding Common Stock and may have the effect of discouraging attempts by a person or group to take control of the Company.

         If stockholder approval is not obtained, the second closing of the Financing Transaction will not occur, and we will be obligated to repurchase from each holder of the Series D Preferred Stock, at a per share price equal to the original purchase price paid for each share of Series D Preferred Stock, together with accrued and unpaid dividends through such date, all of shares of Series D Preferred Stock (together with the Warrants) issued in the initial closing of the Financing Transaction. In such event, we believe that our only alternative would be to liquidate our assets or file for bankruptcy under Chapter 11.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment to the Certificate of Incorporation. If approved by the stockholders, such amendment will become effective upon the filing with the Delaware Secretary of State of the Certificate of Amendment to Certificate of Incorporation in the form of Exhibit A attached hereto.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

                      APPROVAL OF THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

         We are seeking stockholder approval of our Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") in the form attached as Exhibit B hereto. The requested approval of the Amended and Restated Certificate is being sought in order to allow us to (i) reflect in the Amended and Restated Certificate certain amendments previously agreed to by us and the holders of our Series C Preferred Stock and (ii) consolidate the Series D Preferred Stock Certificate of Designation and all of our other charter documents into a single instrument.

         We entered into a series of amendment agreements with the requisite holders of our Series C Preferred Stock, whereby we and the holders of our shares of Series C Preferred Stock are bound by certain amended provisions with respect to the Series C Preferred Stock. Under the terms of the Series C Preferred Stock and the amendment agreements, all of the holders of the Series C Preferred Stock are bound by the amendment agreements, even those holders that are not participating in the Financing Transaction and those that did not expressly agree to such amendment agreements. The Certificate reflects the following amendments previously agreed to by us and the holders of our Series C Preferred Stock pursuant to the amendment agreements:

         o The Series C Preferred Stock shall rank junior to the Series D Preferred Stock as distribution of assets upon liquidation or dissolution.

         o The definition of "Conversion Price" has been changed to $3.00 from $3.50, subject to non-price based anti-dilution adjustments. All price-based anti-dilution and reset provisions have been eliminated.

         o As described in Proposal 1, "Principal Terms of the Financing Transaction" above, each holder of Series C Preferred Stock had the opportunity to purchase Series D Preferred Stock, and for each $1 of Series D Preferred Stock so purchased, $2 of Series C Preferred Stock retained a one-time conversion price reset to $0.30 per share, and the same portion of warrants held by any such holders received a reset on the exercise price of warrants held by such holder to $0.50 per share, with the number of shares issuable upon exercise of the warrants remaining the same. To date, none of the warrants related to the Series C Preferred Stock have been exercised.

         o Unless earlier converted, the Series C Preferred Stock will convert to Common Stock on June 30, 2004.

         o All future dividends will be accrued and paid at conversion, rather than quarterly. Further, upon conversion, any and all outstanding dividends will be redeemed by us on any applicable conversion date by the issuance of a number of shares of our Common Stock equal to the quotient obtained by dividing (i) the aggregate amount of dividends outstanding as of such conversion date on the shares being converted by (ii) the greater of (a) $0.30 or (b) the average of the closing sales prices for the Common Stock for the twenty (20) consecutive trading days immediately preceding such date.

         o Since the Conversion Price is to be fixed at $3.00, Article V.B of the Restated Certificate, which required us to take certain actions to reserve additional shares of our Common Stock in the event the Conversion Price was adjusted, and provided remedies in the event we did not take such actions, has been deleted in its entirety.

         o Article VII.A of the Restated Certificate has been amended to delete subparagraph (i) thereto, which provided remedies to the holders of Series C Preferred Stock if we failed to redeem the Series C Preferred Stock in the event we were prohibited by the rules or regulations of the AMEX from listing or issuing a number of shares of Common Stock in excess of 110% of the Common Stock issuable upon conversion of the Series C Preferred Stock. The effect of the deletion is to eliminate a circumstance in which the holders of Series C Preferred Stock would be entitled to receive additional shares, hence limiting potential future dilution on the holders of Series D Preferred Stock.

         o The definition of "Redemption Event" has been amended to delete as Redemption Events (i) our default or breach of any material term of the Securities Purchase Agreement or the Registration Rights Agreement entered into in connection with the issuance of the Series C Preferred Stock, and (ii) the ownership of fifty percent or more of our voting stock by a single person, entity or group. The effect of the deletion is to eliminate events which would require the Company to redeem the Series C Preferred Stock prior to maturity, which protects the Company's assets and cash from being used for such purposes.

         The Amended and Restated Certificate also reflects the increase in our authorized Common Stock as described in Proposal 2. If Proposal 2 is not approved, we do not intend to file the Amended and Restated Certificate.

         If stockholder approval is not obtained, our rights and the rights of the holders of our Series C Preferred Stock with respect to the Series C Preferred Stock will not be affected, and we and the holders of our Series C Preferred Stock will still remain contractually bound to the preceding amendments pursuant to the amendment agreements. Such amendments will not, however, be reflected in our certificate of incorporation. In addition, if stockholder approval is not obtained, the Series D Preferred Stock Certificate of Designation will continue to be deemed by law to form a part of our certificate of incorporation, however, it will not be consolidated with our other charter documents into a single instrument. Our rights and the rights of the holders of our Series D Preferred Stock will, however, not be affected. Therefore, because we believe that approval of the Certificate will not affect the legal rights of our existing common stockholders, but will allow us to consolidate the amendments described above and the Series D Preferred Stock Certificate of Designation into a single instrument, our Board of Directors recommends that stockholders approve the Certificate.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the Amended and Restated Certificate. If approved by the stockholders, the Amended and Restated Certificate will become effective upon the filing with the Delaware Secretary of State.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO THE AMENDED AND RESTATED CERTIFICATE.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of LifePoint that are intended to be presented by those stockholders at our 2003 annual meeting of stockholders must have been received by us no later than April 11, 2003 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

         If a stockholder intended to submit a proposal for consideration at the Annual Meeting in 2003 by means other than the inclusion of the proposal in the Company's proxy statement for such Annual Meeting, the stockholder must have notified the Company on or before June 28, 2003 of such intention or risk management exercising discretionary voting authority with respect to the management proxies to defeat such proposal when and if presented at the Annual Meeting.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission on July 14, 2003, is hereby incorporated by reference into this Consent Statement. A copy of such Annual Report is being delivered to you together with this Consent Statement.

                                  OTHER MATTERS

         No other matters will be submitted to the stockholders in this consent solicitation and no discretionary authority with respect to any other matters is being solicited.

                                          By Order of the Board of Directors

                                          LIFEPOINT, INC.

                                          /s/ Donald W. Rutherford
                                          ------------------------
                                          Donald W. Rutherford
                                          Secretary

Ontario, California
August __, 2003

                                  CONSENT CARD

                             CONSENT BY STOCKHOLDER
                                       OF
                   LIFEPOINT, INC. TO ACTION WITHOUT A MEETING

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIFEPOINT, INC.

         The undersigned, a stockholder of record of LifePoint, Inc. on July 6, 2003, hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock, par value $.001 per share, of LifePoint held by the undersigned and as indicated below, to the following actions without a meeting, without prior notice and without a vote.

         LIFEPOINT STRONGLY RECOMMENDS THAT THE STOCKHOLDERS CONSENT TO THE FOLLOWING RESOLUTIONS:

         1. To approve the issuance and sale by LifePoint, Inc., of up to approximately 13,500 shares of Series D Convertible Preferred Stock (each with a face amount of $1,000 per share and each convertible into 3,333 shares of Common Stock) and Warrants to purchase shares of Common Stock (each share of Series D Convertible Preferred Stock receives Warrants exercisable into 6,666 shares of Common Stock), to a limited number of investors in private offerings and related transactions as described in the accompanying consent statement. The requested approval also includes approval of: (i) the issuance of an indeterminate number of additional shares of Series D Preferred Stock and Common Stock that may be issued in accordance with the terms of the Series D Preferred Stock and Warrants, (ii) the issuance of an indeterminate number shares of Common Stock to allow for the full conversion and exercise of the Series D Preferred Stock and Warrants, and (iii) the potential issuance of up to an additional 29 million shares of Common Stock resulting from existing anti-dilution provisions for the Series C Preferred Stock resulting from the Series D Preferred Stock transaction. The initial offering of Series D Preferred Stock and Warrants closed on July 14, 2003. The number of shares of Common Stock issuable upon conversion or exercise of the securities issued was in excess of 20% of our currently outstanding shares of Common Stock and the shares were sold at a discount to the market price of our Common Stock. As a result, the transaction requires the approval of our stockholders under American Stock Exchange Company Guide Rule ss.713 in order for us to obtain the required approval of the listing application for the underlying shares. A consent vote for Proposal 1 without a consent vote for Proposal 2 in effect is a vote against the Proposal - both must be voted for in order to obtain the benefit of the Financing Transaction.

  [ ]                  [ ]                   [ ]
CONSENT         CONSENT WITHHELD           ABSTAIN

If no box is marked above, the undersigned will be deemed to consent to the foregoing resolution.

         2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the total number of shares of our Common Stock, authorized for issuance by 175,000,000 shares, so that the total number of shares of Common Stock authorized for issuance will be 250,000,000 shares. A consent vote for Proposal 2 without a consent vote for Proposal 1 in effect is a vote against the Proposal - both must be voted for in order to obtain the benefit of the additional shares.


  [ ]                  [ ]                   [ ]
CONSENT         CONSENT WITHHELD           ABSTAIN

If no box is marked above, the undersigned will be deemed to consent to the foregoing resolution.

         3. To approve an Amended and Restated Certificate of Incorporation to incorporate revisions to the terms of our Series C Convertible Preferred Stock that have previously been agreed to by holders of the Series C Convertible Preferred Stock and to consolidate our charter into a single instrument.


  [ ]                  [ ]                   [ ]
CONSENT         CONSENT WITHHELD           ABSTAIN

If no box is marked above, the undersigned will be deemed to consent to the foregoing resolution.

         The invalidity, illegality or unenforceability of any particular provision of this consent will be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

         PLEASE SIGN, DATE AND RETURN THIS CONSENT PROMPTLY BEFORE AUGUST __, 2003, USING THE ENCLOSED ENVELOPE.

         PLEASE SIGN BELOW EXACTLY AS NAME APPEARS ON THIS CONSENT. If shares are registered in more than one name the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. MAKE SURE THAT THE NAME ON YOUR CERTIFICATE(S) AND THE NUMBER OF SHARES ARE EXACTLY AS YOU INDICATE BELOW.



                                             ---------------------------------
                                             Number of Common Shares



                                             ---------------------------------
                                             Name

                                             ---------------------------------
                                             Signature

                                             ---------------------------------
                                             Dated

                                             ---------------------------------
                                             Signature (if held jointly)
                                             ---------------------------------
                                             Title or authority, if applicable

                             *THIS IS YOUR CONSENT CARD*

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 LIFEPOINT, INC.

      It is hereby certified that:

           1. The name of the corporation (hereinafter the "Corporation") is:

                                 LifePoint, Inc.

           2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section A of Article Fourth thereof and by substituting in lieu of said Section the following new Section:

                           "A. The total number of shares of stock (hereinafter
referred to as the `Capital Stock') which the Corporation shall have authority to issue is 253,000,000, all of which shares shall have the par value of $.001 per share, and the Capital Stock shall be divided into two classes:

                           1.  3,000,000 of the shares shall be Preferred Stock.

                           2.  250,000,000 of the shares shall be Common Stock."

           3. This amendment of the Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on _________ ___, 2003.


                                                          Donald W. Rutherford,
                                                          Secretary

                                    EXHIBIT B


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 LIFEPOINT, INC.



           LifePoint, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

           FIRST: The present name of the corporation (hereinafter called the "Corporation") is LifePoint, Inc. The name under which the Corporation was originally incorporated is U.S. Drug Testing, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 8, 1992. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 28, 2002.

           SECOND: This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation by written consent.

           THIRD: The Amended and Restated Certificate of Incorporation as heretofore amended or supplemented and so adopted is hereby amended and restated now to read in full as follows:

               "Amended and Restated Certificate of Incorporation
                                       of
                                 LifePoint, Inc.

      FIRST: The name of the Corporation (hereinafter called the "Corporation") is LifePoint, Inc.

      SECOND: The address, including street number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: A. The total number of shares of stock (hereinafter referred to as the "Capital Stock") which the Corporation shall have authority to issue is 253,000,000, all of which shares shall have the par value of $.001 per share, and the Capital Stock shall be divided into two classes:

           1. 3,000,000 of the shares shall be Preferred Stock.

           2. 250,000,000 of the shares shall be Common Stock.

      B. The relative rights, powers, privileges, preferences, participations, qualifications, limitations and restrictions of the classes of the Capital Stock are as follows:

1. SERIES C CONVERTIBLE PREFERRED STOCK

                            I. DESIGNATION AND AMOUNT

      The designation of this series, which consists of 430,000 shares of Preferred Stock, is the Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the stated value shall be $35.00 per share (the "Stated Value").

                                II. NO DIVIDENDS

      The Series C Preferred Stock will bear no dividends, and the holders of the Series C Preferred Stock shall not be entitled to receive dividends on the Series C Preferred Stock.

                            III. CERTAIN DEFINITIONS

      For purposes of this Section 1, the following terms shall have the following meanings:

           A. "Closing Sales Price" as of any date, (i) means the closing sales price for the shares of the Common Stock as reported on The American Stock Exchange ("AMEX") by Bloomberg Financial Markets or if Bloomberg Financial Markets is not then reporting Closing Sales Prices of such security, a comparable reporting service of national reputation selected by the Company and reasonably acceptable to holders of a majority of the then outstanding shares of Series C Preferred Stock (collectively "Bloomberg"), or (ii) if the AMEX is not the principal trading market for the shares of the Common Stock, the closing sales price, or, if not so reported, the average of the closing bid and asked prices as reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sale price for such period, the last reported bid price as reported by Bloomberg for such period, or (iii) if the Closing Sales Price cannot be calculated as of such date on any of the foregoing bases, the Closing Sales Price on any such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to holders of a majority of the then outstanding shares of Series C Preferred Stock, with the costs of the determination to be borne by the Company. The manner of determining the Closing Sales Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

           B. "Redemption at Maturity" means the Company's option to redeem at the Maturity Date (as herein defined) in cash the Series C Preferred Stock pursuant to Article VIII.E

           C. "Conversion Date" means, for any Conversion (as defined below), the date on which the notice of conversion in the form attached hereto (the "Notice of Conversion") is delivered by fax, as evidenced by a mechanically or electronically generated confirmation thereof (or delivered by other means resulting in notice) to the Company before 4:30 p.m., Pacific time, on the Conversion Date indicated in the Notice of Conversion. The holder shall confirm, by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Company or his or her administrative assistant), the delivery of the Notice of Conversion to the Company on the date on which the Notice of Conversion is delivered or before 9:00 a.m., Pacific time, on the trading day immediately succeeding such date; provided that an overnight courier delivery which is signed for or refused by the Company prior to 12:00 noon, Pacific time, on a given day shall be deemed to have been delivered before 9:00 a.m., Pacific time, on such day. If the Notice of Conversion is not so faxed or otherwise delivered or the overnight courier, in-person or telephone confirmation is not so made or deemed to be made before such applicable times, then the Conversion Date shall be the date as of which both such conditions are satisfied (i.e., the Notice of Conversion is delivered on or before 4:30 p.m., Pacific time, on a given day and the overnight courier, in-person or telephone confirmation is made or deemed to be made either on such day of delivery or before 9:00 a.m., Pacific time, on the immediately succeeding trading day).

           D. "Conversion Default" means (i) following the submission by a holder of shares of Series C Preferred Stock of a Notice of Conversion, the Company fails for any reason (other than because of an event described in clause
(iii) below) to deliver, on or prior to the tenth (10th) business day following the expiration of the Delivery Period (as defined below) for such conversion, such number of shares of the Common Stock without a restrictive legend (other than a prospectus delivery requirement legend) covered by an effective registration statement to which such holder is entitled upon such conversion including shares issuable in payment of the redemption of Premium on the Series C Preferred Stock, (ii) the Company provides notice to any holder of Series C Preferred Stock at any time of its intention not to issue freely tradeable shares of the Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because of an event described in clause (iii) below), or (iii) the Company is prohibited, at any time, from listing shares of the Common Stock or from issuing shares of the Common Stock upon conversion of Series C Preferred Stock (including shares issuable upon redemption of Premium) to any holder because the Company (A) does not at the date of such conversion have available a sufficient number of authorized and reserved shares of the Common Stock or (B) such listing or issuance would exceed the then unissued portion of such holder's Cap Amount (as defined below); provided that so long as a conversion dispute is being resolved as provided in Article IV.B(v), no Conversion Default shall occur.

           E. "Conversion Price" means $3.00, subject to adjustment as provided only in Article XII, Sections A, B, C and E; provided, however, that with respect to any holder of Series C Preferred Stock that invests in Senior Securities, a portion of the shares of Series C Preferred Stock held by such holder (determined on the basis of $2 in stated value of Series C Preferred Stock for each $1 invested in Senior Securities) shall receive a one-time reset of the Conversion Price to the initial conversion price applicable to such Senior Securities, subject to further adjustment only pursuant to Article XII, Sections A, B, C and E. Unless earlier converted, the Series C Preferred Stock will convert to Common Stock at the Maturity Date.

           F. "Issuance Date" means, with respect to each share of Series C Preferred Stock, the date of the Closing under that certain Securities Purchase Agreement dated as of June 20, 2001 by and among the Company and the other signatories thereto (the "Securities Purchase Agreement"), in which such share of Series C Preferred Stock was issued.

           G. "Market Price," as of any date, means the average of the Closing Sales Prices for the shares of the Common Stock for the twenty (20) consecutive trading days immediately preceding such date. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

           H. "N" means, with respect to each share of Series C Preferred Stock, the number of days from, but excluding, the Issuance Date until the date Premium is first redeemed in accordance with Article IV.D hereof on such share and thereafter the number of days from and including the date on which Premium was last redeemed in accordance with Article IV.D hereof until the date Premium is next redeemed on such share.

           I. "Premium" means an amount equal to (.1)x(N/365) x (Stated Value), provided, however, if after the third anniversary of the Issuance Date (the "Maturity Date"), the Premium shall mean an amount equal to (.05)x(n/365) x (Stated Value).

                      IV. CONVERSION: REDEMPTION OF PREMIUM

      A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series C Preferred Stock may, at any time and from time to time on or after the Issuance Date, convert (a "Conversion") each of its outstanding shares of Series C Preferred Stock and any unpaid Premium thereon into a number of fully paid and nonassessable shares of the Common Stock determined in accordance with the following formula:

                                  Stated Value
                             ----------------------
                                Conversion Price

      B. Mechanics of Conversion.

           (i) In order to effect a Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Company or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company or the transfer agent. The holder shall confirm by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Company or his or her administrative assistant), the delivery of the Notice of Conversion to the Company on the date on which the Notice of Conversion is delivered or before 9:00 a.m., Pacific time, on the trading day immediately succeeding such date; provided that an overnight courier delivery which is signed for or refused by the Company prior to 12:00 noon, Pacific time, on a given day shall be deemed to have been delivered before 9:00 a.m., Pacific time, on such day. Upon receipt by the Company of the Notice of Conversion by fax from a holder, the Company shall, within one business day following the later of the Company's receipt of such Notice of Conversion and the holder's overnight courier, in-person or telephone confirmation of the delivery of such Notice of Conversion, send, via fax, a confirmation (the "Notice of Conversion Confirmation") to such holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the shares of the Common Stock issuable upon such conversion, and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue shares of the Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Company or the transfer agent as provided above, or the holder notifies the Company or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by Article XVI.B hereof.

           (ii) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series C Preferred Stock accompanied or preceded by a Notice of Conversion, the Company shall, subject to the Company's redemption rights set forth in Article VIII.D, no later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of documentation pursuant to
Article XV.B) (the "Delivery Period"), issue and deliver to the holder or its nominee, after registration of the resale of such shares under the Securities

Act of 1933, as amended, or any similar successor statute (the "Securities Act"), or delivery of documentation reasonably satisfactory to the Company that the registration of such shares is not required, to such holder's nominee, (x) that number of shares of the Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted and (y) a certificate representing the number of shares of Series C Preferred Stock not being converted, if any. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company may cause its transfer agent to electronically transmit the shares of the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied or a DTC Transfer is otherwise not effected, the Company shall deliver to the holder physical certificates representing the shares of the Common Stock issuable upon conversion. Further, a holder may instruct the Company to deliver to the holder physical certificates representing the shares of the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

           (iii) Taxes. The Company shall pay any and all taxes which may be imposed upon the Company with respect to the issuance and delivery of the shares of the Common Stock upon the conversion of the Series C Preferred Stock other than transfer taxes due upon conversion, if such holder has transferred to another party the Series C Preferred Stock or the right to receive the shares of the Common Stock upon the holder's conversion thereof.

           (iv) No Fractional Shares. If any conversion of Series C Preferred Stock would result in the issuance of a fractional share of the Common Stock, such fractional share shall be disregarded and the number of shares of the Common Stock issuable upon conversion of the Series C Preferred Stock shall be rounded up or down to the nearest whole share, it being understood that .5 of one (1) share shall be rounded up to the next highest share.

           (v) Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of the Common Stock as are not disputed in accordance with subparagraph (ii) above. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to the Company's outside auditors reasonably acceptable to the holder of Series C Preferred Stock being converted via facsimile at any time prior to the expiration of the Delivery Period. Such auditors, at the Company's expense, shall review the calculations and notify the Company and the holder of the results as soon as practicable following the date it receives the disputed calculations. The auditors' determination shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of the Common Stock in accordance with subparagraph
(i) above.

      C. Limitations on Conversions. The conversion of shares of Series C Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

           (i) Cap Amount. If, notwithstanding the representations and warranties of the Company contained in the Securities Purchase Agreement, the Company is prohibited by the rules or regulations of the AMEX or of any securities exchange or quotation system on which the Common Stock is then listed or traded, from listing or issuing a number of shares of the Common Stock in excess of a prescribed amount (the "Cap Amount") without the approval of the Company's stockholders, then the Company shall not be required to list or issue, as applicable, shares in excess of the Cap Amount unless the Company has obtained the required approvals. The Cap Amount shall be allocated pro rata to the holders of Series C Preferred Stock as provided in Article XVI.C. In the event a holder of Series C Preferred Stock submits a Notice of Conversion and the Company is prohibited from listing or issuing shares of the Common Stock to satisfy such Notice of Conversion as a result of the operation of this subparagraph (i), such holder shall be entitled to the rights set forth in
Article VII hereof.

           (ii) No Five Percent Holders. Unless a holder of shares of Series C Preferred Stock delivers a waiver in accordance with the second to last sentence of this subparagraph (ii), in no event shall a holder of shares of Series C Preferred Stock be entitled to receive shares of the Common Stock upon a conversion to the extent that the sum of (x) the number of shares of the Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series C Preferred Stock or the unexercised or unconverted portion of any other securities of the Company (including, without limitation, those certain stock purchase warrants (the "Warrants") issued pursuant to the Securities Purchase Agreement (as defined herein)) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of the Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of the Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. Except as provided in the immediately succeeding sentence, the restriction contained in this subparagraph (ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of the Common Stock and each holder of outstanding shares of Series C Preferred Stock shall approve such alteration, amendment, deletion or change. Notwithstanding the foregoing, a holder of shares of Series C Preferred Stock may, by providing written notice to the Company, (x) adjust the restriction set forth in this subparagraph (ii) so that the limitations on beneficial ownership of 4.99% of the outstanding shares of the Common Stock referred to above shall not be applicable to such holder, which adjustment shall not take effect until the 61st day after the date of such notice and (y) irrevocably waive the right to deliver a waiver in accordance with clause (x) of this sentence. Notwithstanding the foregoing, this Article IV.C(ii) shall not apply to any holder who owns more than 4.99% of the outstanding shares of the Common Stock prior to the Issuance Date.

      D. Redemption of Premium. No quarterly Premiums will be paid until the Conversion Date. Upon conversion, any and all outstanding Premium with respect to the shares of the Series C Preferred Stock being converted shall be redeemed by the Company as of such Conversion Date by the issuance of a number of shares of the Common Stock equal to the quotient obtained by dividing (i) the aggregate amount of Premium as of such Conversion Date on the shares being converted by
(ii) the greater of (a) $0.30 or (b) the Market Price on such Conversion Date. Any fractional shares resulting from the redemption of Premium shall be rounded to the nearest whole share in accordance with Article IV.B(iv).

      E. Mandatory Conversion. Subject to the limitations set forth in Paragraph C(i) and (ii) of this Article IV, and provided all shares of the Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act for resale by the holders of such shares of Series C Preferred Stock and (iii) eligible to be traded on either the AMEX, The New York Stock Exchange (the "NYSE"), the NASD National Market (the "NNM"), the Nasdaq Small Cap Market (the "NSCM") or the successors of any of them, and provided no Redemption Event has occurred and is continuing, the Company may, by delivery of a Notice of Conversion to each of the holders of Series C Preferred Stock, require the holders of the Series C Preferred Stock to convert no more than 20% of their outstanding shares of the Series C Preferred Stock, on a pro-rata basis, pursuant to the applicable conversion procedures set forth in Article IV.B (a "Mandatory Conversion") upon each of the following occurrences: if the Closing Sales Prices of the Common Stock for ten (10) consecutive trading days immediately preceding the date of the Notice of Conversion (which Notice shall be delivered within three (3) business days of its date) is at or above $7.50, $8.50, $9.50, $10.50 and $11.50, respectively, (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company with respect to its Common Stock); provided, however that the holders of Series C Preferred Stock are not required to deliver a Notice of Conversion to the Company or its transfer agent. Notwithstanding the foregoing, in the event the Company elects to effect a Mandatory Conversion with respect to any of the trigger prices provided for above, thereafter, the Company will have no further right to elect a Mandatory Conversion with respect to such trigger price. For example, if the Closing Sales Price of the Common Stock for the ten (10) consecutive trading day period immediately preceding the date of the Notice of Conversion is at or above $7.50 and the Company elects a Mandatory Conversion, thereafter the Company will have no further right to elect another Mandatory Conversion unless and until the Closing Sales Price for another ten (10) consecutive trading day period is at or above $8.50. In the event the Company elects to exercise its Mandatory Conversion rights with respect to only some of the outstanding Series C Preferred Stock, such Series C Preferred Stock shall be converted pro rata among the holders thereof based upon the percentage of Series C Preferred Stock held by such holders against the then total outstanding shares of Series C Preferred Stock.

      F. Additional Mandatory Conversion. Subject to the limitations set forth in paragraph C(i) and (ii) of this Article IV, and provided all shares of the Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act for resale by the holders of such shares of Series C Preferred Stock and (iii) eligible to be traded on either the AMEX, the NYSE, NMN, the NSCM or the successors of any of them, and provided no Redemption Event has occurred and is continuing, the Company may, by delivery of a Notice of Conversion to each of the holders of Series C Preferred Stock, if, an underwriter requires as a condition precedent to an underwritten public offering by such underwriter of securities of the Company, provided that the offering will provide to the Company net proceeds of at least $20,000,000 and the offering price to the public, net of underwriting discount and commissions, is not less than ten dollars ($10.00) per share of the Common Stock (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company with respect to its Common Stock), require such holders to convert all of the outstanding shares of Series C Preferred Stock pursuant to the applicable conversion procedures set forth in
Article IV.B (a "Mandatory Conversion"); provided, however, that the holders of Series C Preferred Stock are not required to deliver a Notice of Conversion to the Company or its transfer agent and provided, further, that such conversion shall occur contemporaneously with the closing of such public offering.

      G. Additional Optional Conversion. If at any time after the Issuance Date the Common Stock (including, from and after the Conversion Date, any of the shares of the Common Stock issuable upon conversion of the Series C Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NSCM, the NNM, the NYSE or the AMEX for an aggregate of ten (10) full trading days in any nine (9)-month period (a "Delisting Event"), each holder of shares of Series C Preferred Stock may convert each of its outstanding shares of Series C Preferred Stock and any unpaid Premium thereon into shares of the Common Stock in accordance with
Article IV.A and Article IV.B hereof.

                    V. RESERVATION OF SHARES OF COMMON STOCK

      On the Issuance Date, the Company shall reserve 110% of the number of shares of the Common Stock which would be issuable if the outstanding shares of Series C Preferred Stock were converted in their entirety on the such Issuance Date based on the Conversion Price in effect on such Issuance Date of the authorized, unreserved and unissued shares of the Common Stock for issuance upon conversion of the Series C Preferred Stock and thereafter the number of authorized, unreserved and unissued shares of the Common Stock so reserved (the "Reserved Amount") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series C Preferred Stock outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated to the holders of Series C Preferred Stock as provided in Article XVI.C.

                        VI. FAILURE TO SATISFY CONVERSION

      A. Buy-In Cure. Unless the Company has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Company is unable to honor conversions due to the limitations contained in
Article IV.C, if (i) (a) the Company fails for any reason to deliver during the Delivery Period shares of the Common Stock to a holder upon a conversion of shares of Series C Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(ii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of the Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of the Common Stock (the "Sold Shares") which such holder anticipated receiving upon such conversion (a "Buy-In"), the Company shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of the Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of the Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of the Common Stock it sold for $10,000, the Company will be required to pay the holder $1,000. A holder shall provide the Company written notification indicating any amounts payable to such holder pursuant to this Paragraph A. The Company shall make any payments required pursuant to this Paragraph A in accordance with and subject to the provisions of Article XVI.E.

      B. Redemption Right. If the Company fails, and such failure continues uncured for seven (7) business days after the Company has been notified thereof in writing by the holder, for any reason to issue shares of the Common Stock within the applicable Delivery Period with respect to any conversion of Series C Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date (as defined below) for such Conversion Default, by delivery of a Redemption Notice to the Company, to have all of such holder's shares of Series C Preferred Stock for which a Notice of Conversion was given to the holder and for which such failure exists purchased by the Company for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Company fails to redeem any of such shares within seven (7) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C. "Default Cure Date" means (i) with respect to a Conversion Default described in clause (i) of its definition, the date the Company effects the conversion of the full number of shares of Series C Preferred Stock, (ii) with respect to a Conversion Default described in clause (ii) of its definition, the date the Company issues shares of the Common Stock, without a restrictive legend (other than a prospectus delivery requirement legend) when covered by an effective registration statement, in satisfaction of all conversions of Series C Preferred Stock in accordance with Article IV.A, and (iii) with respect to a Conversion Default described in clause (i) or clause (ii) of its definition, the date on which the Company redeems shares of Series C Preferred Stock held by such holder pursuant to paragraph C of this Article VI.

      C. Void Notice of Conversion. If for any reason a holder has not received all of the shares of the Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock (including shares of the Common Stock issued in redemption of Premium on shares of Series C Preferred Stock being converted) and such shares are not subject to a redemption notice from the holder thereof, then the holder, upon written notice to the Company's transfer agent, with a copy to the Company, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any shares of Series C Preferred Stock that have not been converted pursuant to such holder's Notice of Conversion; provided that the voiding of a holder's Notice of Conversion shall not affect such holders rights and remedies which have accrued prior to the date of such notice pursuant to Article VI hereof or otherwise.

               VII. INABILITY TO LIST OR CONVERT DUE TO CAP AMOUNT

      If at any time after the Issuance Date the then unissued portion of any holder's Cap Amount is less than 110% of the number of shares of the Common Stock then issuable upon conversion of such holder's shares of Series C Preferred Stock (a "Trading Market Trigger Event"), the Company shall immediately notify the holders of Series C Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its stockholders to authorize the listing or issuance of the full number of shares of the Common Stock which would be issuable upon the conversion of the then outstanding shares of Series C Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to list or issue shares of the Common Stock in excess of the Cap Amount ("Trading Market Prohibitions"). In the event the Company fails to eliminate all such Trading Market Prohibitions within one hundred twenty (120) days after the Trading Market Trigger Event, then each holder of Series C Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time until such date that all such Trading Market Prohibitions are eliminated, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Company, to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount, a number of the holder's shares of Series C Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder's Cap Amount exceeds 110% of the total number of shares of the Common Stock issuable upon conversion of such holder's shares of Series C Preferred Stock.

                                VIII. REDEMPTION

      A. Redemption by Holder. In the event (each of the events described in clauses (i)-(iii) below after expiration of the applicable cure period (if any) being a "Redemption Event"):

           (i) the Company fails to remove any restrictive legend (other than a prospectus delivery legend) on any certificate or any shares of the Common Stock issued to the holders of Series C Preferred Stock (a "Legend Removal Failure") upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement and any such failure continues uncured for ten
(10) business days after the Company has been notified thereof in writing by the holder;

           (ii) the Company provides notice to any holder of Series C Preferred Stock, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of the Common Stock to any holder of Series C Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

           (iii) the Company shall:

                (a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company); or

                (b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company and other than pursuant to a merger in which the Company is the surviving or continuing entity and the voting capital stock of the Company immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Company after the merger) and its capital stock is unchanged.

      Then, upon the occurrence of any such Redemption Event, each holder of shares of Series C Preferred Stock shall thereafter have the option, exercisable in whole at any time or in part from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Company while such Redemption Event continues, to require the Company to purchase for cash any or all of the then outstanding shares of Series C Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. The occurrence of any event described in clauses (ii) or (iii) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Company's receipt of any Redemption Notice hereunder (other than during the three-trading-day period following the Company's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Company's initial receipt of a Redemption Notice from a holder of Series C Preferred Stock), the Company shall immediately (and in any event within three (3) business days following such receipt) deliver a written notice (a "Redemption Announcement") to all holders of Series C Preferred Stock stating the date upon which the Company received such Redemption Notice and the amount of Series C Preferred Stock covered thereby. Subject to Article VIII.D, the Company shall not redeem any shares of Series C Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series C Preferred Stock may request (either orally or in writing) information from the Company with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series C Preferred Stock covered by Redemption Notices received by the Company) and the Company shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

      B. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Series C Preferred Stock means an amount equal to the greater of:


                          V
             (i)   ---------------   x    M
                         C P
        and  (ii)         V          x    1.20

      where:

         "V" means the Stated Value thereof, plus the accrued and unpaid Premium thereon through the date of payment of the Redemption Amount;

         "CP" means the Conversion Price in effect on the date on which the Company receives the Redemption Notice; and

         "M" means the higher of (i) the highest Closing Sales Price of the Company's Common Stock during the period beginning on the date on which the Company receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and
         (ii) the fair market value, as of the date on which the Company receives the Redemption Notice, of the consideration payable to the holder of a share of the Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Company and holders of a majority of the shares of Series C Preferred Stock then outstanding, or if such agreement cannot be reached within five (5) business days prior to the date of redemption, by an investment banking firm selected by the Company and reasonably acceptable to holders of a majority of the then outstanding shares of Series C Preferred Stock, with the costs of such appraisal to be borne by the Company.

      C. Redemption Defaults. If the Company fails to pay any holder the Redemption Amount with respect to any share of Series C Preferred Stock within ten (10) business days after its receipt of a notice requiring such redemption (a "Redemption Notice"), then the holder of Series C Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Company receives the Redemption Notice until the date of payment of the Redemption Amount hereunder, and (ii) shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of the Common Stock at the Conversion Price in effect during such period. In the event the Company is not able to redeem all of the shares of Series C Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Company shall redeem shares of Series C Preferred Stock from each holder pro rata, based on the total number of shares of Series C Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series C Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

      D. Optional Redemption by Company.

           (i) Provided all shares of the Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act for resale by the holders of such shares of Series C Preferred Stock and (iii) eligible to be traded on either the NSCM, the AMEX, the NYSE, the NNM or the successors of any of them, and provided no Redemption Event has occurred and is continuing, if, at any time after the Issuance Date, the Closing Sales Price of the Common Stock is less than $3.00 for 11 or more consecutive trading days, the Company shall have the right, during the next five (5) trading days, to call all or part of the then outstanding shares of the Series C Preferred Stock for redemption at a redemption price per share of the Stated Value, plus all accrued but unpaid Premium with respect to such share to the date of redemption (hereinafter referred to as the "Optional Redemption Date") designated in the Notice of Redemption, payable in cash on the basis of the Market Price of the Common Stock on such date.

           (ii) Company may not deliver to a holder of Series C Preferred Stock an Optional Redemption Notice unless on or prior to the date of delivery of such Optional Redemption Notice (as defined below), the Company shall have segregated on the books and records of the Company an amount of cash sufficient to pay all amounts to which the holders of Series C Preferred Stock are entitled upon such redemption pursuant to subparagraph (i) of this Paragraph D. Any Optional Redemption Notice delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Company.

           (iii) The redemption amount payable under this Section D shall be paid to the holders of the Series C Preferred Stock being redeemed within three
(3) business days of the Optional Redemption Date; provided, however, that the Company shall not be obligated to deliver any portion of such redemption amount until either the certificates evidencing the Series C Preferred Stock being redeemed are delivered to the office of the Company or the escrow agent or the holder notifies the Company or the escrow agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with

Article XV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series C Preferred Stock being redeemed are not delivered to the Company or the escrow agent prior to the third business day following the Optional Redemption Date, the redemption of the Series C Preferred Stock pursuant to this Article VIII.D shall still be deemed effective as of the Optional Redemption Date and such redemption amount shall be paid to the holder of Series C Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series C Preferred Stock being redeemed are actually delivered to the Company or the escrow agent.

      E. Optional Redemption by Company at Maturity.

           (i) Provided all shares of the Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act for resale by the holders of such shares of Series C Preferred Stock and (iii) eligible to be traded on either the AMEX, the NYSE, the NNM, the NSCM, or the successors of any of them, and provided no Redemption Event has occurred and is continuing, each share of Series C Preferred Stock issued and outstanding on and after the Maturity Date, the Company may elect to redeem by providing written notice to the holders thereof on or after the Maturity Date of such election on not less than ten (10) but more than twenty (20) days' notice (the "Notice of Redemption at Maturity"), at a redemption price per share equal to the Stated Value, plus all accrued and unpaid Premium to the date of such redemption (the "Redemption at Maturity"). Notwithstanding the delivery of a Notice of Redemption at Maturity, a holder may convert such shares of Series C Preferred Stock subject to such notice by the delivery prior to the date set forth in such notice on which the Company intends to redeem such shares of a Notice of Conversion to the Company or its transfer agent pursuant to the procedures set forth in Article IV.B. In the event the Company elects to exercise a Redemption at Maturity with respect to only some of the outstanding Series C Preferred Stock, such Series C Preferred Stock shall be redeemed pro rata among the holders thereof based upon the percentage of Series C Preferred Stock held by such holders against the then total outstanding shares of Series C Preferred Stock.

           (ii) The Company may not deliver to a holder of Series C Preferred Stock a Notice of Redemption at Maturity unless on or prior to the date of delivery of such Notice of Redemption at Maturity, the Company shall have segregated on the books and records of the Company an amount of cash sufficient to pay all amounts to which the holders of Series C Preferred Stock are entitled upon such redemption pursuant to subparagraph (i) of this Paragraph E. Any Notice of Redemption at Maturity delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Company.

           (iii) The redemption amount payable under this Section E shall be paid to the holders of the Series C Preferred Stock being redeemed within three
(3) business days of the redemption date specified in the Notice of Redemption at Maturity Date; provided, however, that the Company shall not be obligated to deliver any portion of such redemption amount until either the certificates evidencing the Series C Preferred Stock being redeemed are delivered to the office of the Company or the escrow agent or the holder notifies the Company or the escrow agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series C Preferred Stock being redeemed are not delivered to the Company or the escrow agent prior to the third business day following the Optional Redemption Date, the redemption of the Series C Preferred Stock pursuant to this Article VIII.E shall still be deemed effective as of the redemption date specified in the Notice of Redemption at Maturity and the applicable redemption amount shall be paid to the holder of Series C Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series C Preferred Stock being redeemed are actually delivered to the Company or the escrow agent.

      F. Void Redemption. In the event that the Company does not pay the applicable redemption amount within the time period set forth in Article VIII.A,
Article VIII.D or Article VIII.E, at any time thereafter and until the Company pays such unpaid applicable redemption amount in full, a holder of Series C Preferred Stock shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the shares of Series C Preferred Stock that were submitted for redemption by such holder under this Article VIII and for which the applicable Redemption Amount (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile and confirmed by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Company or his or her administrative assistant) (the "Void Optional Redemption Notice). Upon the Company's receipt of such Void Optional Redemption Notice and overnight courier, in-person or telephone confirmation, (i) the Notice of Redemption shall be null and void with respect to those shares of Series C Preferred Stock subject to the Void Optional Redemption Notice, and (ii) the Company shall immediately return any shares of Series C Preferred Stock subject to the Void Optional Redemption Notice.

      G. Limitation on Redemption. Anything in this Article VIII to the contrary notwithstanding, if the Redemption Event is any event described in clause (iii) of Article VIII.A, then, upon delivery of a Redemption Notice to the Company, the Company shall not be obligated to pay the Redemption Amount in cash, but shall instead, at its option, have the unconditional right, in redemption of the shares of the Series C Preferred Stock which would otherwise be entitled to a cash payment, either (i) to issue to each such holder that number of shares of the Common Stock as is equal to the quotient of (a) the product of the Redemption Amount and the number of shares of the Series C Preferred Stock to be redeemed held by such holder and (b) the average of the three (3) lowest Closing Sales Prices for the twenty (20) consecutive trading days immediately preceding delivery of the Redemption Notice or (ii) to limit the amount of the cash redemption to all holders to be not more than the cash proceeds to be received from a new equity offering of shares of the Common Stock.

                                    IX. RANK

      The Series C Preferred Stock shall rank (i) prior to the Common Stock;
(ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series C Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the holders of Series C Preferred Stock, obtained in accordance with Article XIV hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock, including without limitation the Series D Preferred Stock ("Senior Securities"); and (iv) pari passu with any other class or series of capital stock of the Company hereafter created (with the consent of the holders of the Series C Preferred Stock obtained in accordance with Article XIV hereof) specifically ranking by its terms on parity with the Series C Preferred Stock ("Pari Passu Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                            X. LIQUIDATION PREFERENCE

      A. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series C Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

      B. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

      C. The "Liquidation Preference" with respect to a share of Series C Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                 XI. CONSENT OF SERIES B PREFERRED STOCK HOLDER

      In the event that a holder seeks to have the Company redeem the holder's shares of the Series C Preferred Stock in cash pursuant to Article V.B, Article VI.A and B, Article VII and Article VIII.A, then the Company shall simultaneously make such required payments pro rata to the holders of the Series B Preferred Stock.

                    XII. ADJUSTMENTS TO THE CONVERSION PRICE

      The Conversion Price shall be subject to adjustment from time to time as follows:

      A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of the Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of the Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

      B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Company or
(iv) any share exchange pursuant to which all of the outstanding shares of the Common Stock are converted into other securities or property (each of (i)-(iv) above being a "Corporate Change"), then the holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of the Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of the Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding) shall be made with respect to the rights and interests of the holders of the Series C Preferred Stock to the end that the economic value of the shares of Series C Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Company, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price at the value of the Common Stock immediately prior to such Corporate Change shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Company shall not effect any Corporate Change unless (i) each holder of Series C Preferred Stock has received written notice of such transaction along with the notice sent to the holders of the Common Stock of the Company, but in no event later than twenty (20) days prior to the record date for the determination of stockholders entitled to vote with respect thereto,
(ii) the resulting, successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding) the obligations of this Certificate of Designation, and (iii) the securities issuable upon conversion of the Series C Preferred Stock (or replacement security) are (i) either registered with the Securities and Exchange Commission or exempt from all applicable federal and state registration requirements and such securities are listed for trading on the NYSE, the AMEX, the NNM or the NSCM, and (ii) the average weekly reported volume of trading of such securities on the principal exchange or market on which such securities are traded for the twelve (12) calendar weeks immediately preceding the public announcement of such transaction, is greater than the product of the aggregate number of shares issuable upon conversion of all such shares of Series C Preferred Stock (or replacement securities) following such event and ten (10). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of the Common Stock authorized and available for issuance upon conversion of the shares of Series C Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      C. Adjustment Due to Distribution. If, at any time after the Issuance Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of the Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's common stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series C Preferred Stock shall be entitled to receive in such Distribution the amount of such assets payable to the holder on an as-converted basis (without giving effect to the limitations contained in Article IV.C) as of the record date for the determination of stockholders entitled to such Distribution.

      D. Purchase Rights. If, at any time after the Issuance Date, the Company issues any securities which are convertible into or exchangeable for shares of the Common Stock, or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of the Common Stock, then the holders of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      E. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XII, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of the Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

                               XIII. VOTING RIGHTS

      The holders of the Series C Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "General Corporation Law") and in Article XIV below.

      Notwithstanding the above, the Company shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders) at the same time such notice and materials are provided to the holders of Common Stock. If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the General Corporation Law the vote of the holders of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (except as otherwise may be required under the General Corporation Law) shall constitute the approval of such action by the class. To the extent that under the General Corporation Law holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of the Common Stock into which it is then convertible (subject to the limitations contained in Article IV.C) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

                           XIV. PROTECTION PROVISIONS

      So long as any shares of Series C Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the General Corporation Law) of holders of a majority of the then outstanding shares of Series C Preferred Stock:

           (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock;

           (b) alter or change the rights, preferences or privileges of any previously issued shares of capital stock of the Company so as to affect adversely the Series C Preferred Stock;

           (c) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined in Article IX hereof, "Senior Securities");

           (d) create any new class or series of capital stock ranking pari passu with the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined in Article IX hereof, "Pari Passu Securities");

           (e) increase the authorized number of shares of Series C Preferred Stock;

           (f) issue any shares of Senior Securities;

           (g) issue any shares of Series C Preferred Stock other than pursuant to the Securities Purchase Agreement;

           (h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities;

           (i) redeem, or declare or pay any cash dividend or distribution on, any Pari Passu Securities while any redemption of Series C Preferred Stock is pending or when any Redemption Event exists, or

           (j) increase the par value of the Common Stock.

      Notwithstanding the foregoing, no change pursuant to this Article XIV shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series C Preferred Stock then outstanding.

                       XV. LIMITATION ON COMPANY'S ACTIONS

      Anything in this Certificate of Designation to the contrary notwithstanding, the Company shall not be obligated to make any redemption or payment hereunder or to issue shares of the Common Stock in lieu thereof, if such action is not permitted by the General Corporation Law or any successor statute; provided, however, the Company will permit any holder of the Series C Preferred Stock to pay an amount equivalent to the par value of any shares of the Common Stock to be issued to fulfill the Company's obligation if such action by the holder will make the action permissible under the General Corporation Law and, upon receipt of such payment, the Company will promptly issue the shares to the holder.

                               XVI. MISCELLANEOUS

      A. Cancellation of Series C Preferred Stock. If any shares of Series C Preferred Stock are converted pursuant to Article IV or redeemed, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series C Preferred Stock.

      B. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series C Preferred Stock.

      C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series C Preferred Stock shall be allocated to the remaining holders of shares of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holders.

      D. Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to the Registration Rights Agreement is declared effective and thereafter so long as any shares of Series C Preferred Stock are outstanding, the Company shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence which prohibits the Company from issuing shares of the Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Series C Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of the Common Stock issued upon all conversions of Series C Preferred Stock prior to the end of such quarter, (iii) the total number of shares of the Common Stock which are reserved for issuance upon conversion of the Series C Preferred Stock as of the end of such quarter and (iv) the total number of shares of the Common Stock which may thereafter be listed or issued by the Company upon conversion of the Series C Preferred Stock before the Company would exceed the Cap Amount and the Reserved Amount. The Company (or its transfer agent) shall deliver the report for each quarter to each holder prior to the tenth (10th) day of the calendar month following the quarter to which such report relates. In addition, the Company (or its transfer agent) shall provide, within fifteen (15) days after delivery to the Company of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

      E. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a holder under this Certificate of Designation (upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

      F. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series C Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of the Common Stock and (ii) the holder's rights as a holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of the Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of the Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of the Common Stock by so notifying the Company within five (5) business days after the expiration of such ten (10) business day period) the holder shall regain the rights of a holder of Series C Preferred Stock with respect to such unconverted shares of Series C Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI) for the Company's failure to convert Series C Preferred Stock.

      G. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the holders of Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

2. SERIES D CONVERTIBLE PREFERRED STOCK

                            I. DESIGNATION AND AMOUNT

      The designation of this series, which consists of 20,000 shares of Preferred Stock, is the Series D Convertible Preferred Stock (the "SERIES D PREFERRED STOCK") and the face amount shall be One Thousand U.S. Dollars ($1,000.00) per share (the "FACE AMOUNT").

                                  II. DIVIDENDS

      The Series D Preferred Stock will bear dividends and the holders of the Series D Preferred Stock shall be entitled to receive dividends on the Series D Preferred Stock as set forth in Article IV.

                            III. CERTAIN DEFINITIONS

      For purposes of this Section 2, the following terms shall have the following meanings:

      A. "Affiliate" has the meaning assigned to such term in Rule 12b-2, promulgated under the Securities Exchange Act of 1934, as amended.

      B. "Change of Control Event" means (a) a consolidation or merger of the Corporation with or into any person or entity, acting individually or in concert with others, that results in the holders of the voting securities of the Corporation immediately prior thereto (together with their respective

Affiliates) holding or having the right to direct the voting of less than fifty percent (50%) of the total outstanding voting securities of the Corporation or such other surviving entity immediately following such Change of Control Event,
(b) a sale or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Corporation, or
(c) the (i) sale or issuance, in one transaction or a series of related transactions, by the Corporation or any of its stockholders of any securities to any person or entity, or (ii) acquisition or right to acquire or control, in one transaction or a series of related transactions, by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective Affiliates) would own or have the right to acquire greater than fifty percent (50%) of the outstanding shares of Common Stock (calculated on a fully-diluted basis).

      C. "Common Stock" shall mean the Corporation's Common Stock, par value $0.001 per share.

      D. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock outstanding (not including shares of Common Stock held in the treasury of the Corporation), if any.

      E. "Conversion Date" means, for (i) any Optional Conversion (as defined below), the date specified in the notice of conversion in the form attached hereto as Exhibit A (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 5:00 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation and if the Notice of Conversion is faxed or otherwise delivered after 5:00 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion, the Conversion Date shall be the next business day, and (ii) for any Mandatory Conversion, that date specified in the notice delivered to the holders of the Series D Preferred Stock being converted pursuant to Article IV.C in the event that such Mandatory Conversion occurs.

      F. "Conversion Price" means $0.30, and shall be subject to adjustment as provided herein.

      G. "Issuance Date" means, with respect to each share of Series D Preferred Stock, the date of the closing under the Securities Purchase Agreement by and among the Corporation and the purchasers named therein (the "SECURITIES PURCHASE AGREEMENT") pursuant to which such share of Series D Preferred Stock was issued.

      H. "Measurement Date" means for purposes of any issuance of securities, the date of issuance thereof.

      I. "Market Price" means, for any security as of any date, the volume weighted average price of such security on the American Stock Exchange (the "AMEX") or other principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of at least sixty six and two-thirds percent (66 2/3%) of the then outstanding shares of Series D Preferred Stock ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

      J. "National Securities Market" means AMEX, New York Stock Exchange ("NYSE"), the Nasdaq National Market ("NNM"), or the NASDAQ SmallCap Market ("SMALLCAP") (or the successor to any of them).

      K. "Warrants" shall mean the warrants issued by the Corporation to the initial holders pursuant to the Securities Purchase Agreement.

                      IV. PAYMENT OF DIVIDENDS; CONVERSION

      A. Dividends; Conversion at the Option of the Holder.

           (i) Dividends shall be payable cumulatively out of funds legally available therefor, at the rate of six percent (6%) per annum from the Issuance Date, as to each outstanding share of Series D Preferred Stock on every successive September 30, December 31, March 31 and June 30 and upon conversion or redemption of such share (each such date or occurrence, a "DIVIDEND DATE"). Payment of a Dividend shall be made, (x) in cash or (y) at the option of the Corporation by the issuance of shares of Series D Preferred Stock by the Corporation, determined by dividing the amount of the Dividends that are payable by the Face Amount immediately proceeding the applicable Dividend Date. If the payment of any Dividend would result in the issuance of a fractional share of Series D Preferred Stock, such fractional share shall be payable in cash based upon the Face Amount at such time. If the Corporation is unable to make such a cash payment, the holder shall be entitled to receive, in lieu of the fraction of a share of Series D Preferred Stock a whole share of Series D Preferred Stock.

           (ii) Subject to the limitations on conversions contained in Paragraph D of this Article IV, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert (an "Optional Conversion") each of its shares of Series D Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

            Face Amount (plus accrued, but unpaid, Dividends, if any)
                                Conversion Price

      B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (y) surrender or cause to be surrendered the original certificates representing the Series D Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

           (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to
Article XIV.B) (the "DELIVERY PERIOD"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock being converted and (y) a certificate representing the number of shares of Series D Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefore do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer. Notwithstanding the foregoing, in no event shall the Company be required to effect a conversion of Series D Preferred Stock into less than 1,000 shares of Common Stock, unless such conversion would result in the conversion of all shares of Series D Preferred Stock then held by such holder.

           (ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series D Preferred Stock, provided however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any shares of Common Stock in a name other than the holder of the Series D Preferred Stock.

           (iii)No Fractional Shares. If any conversion of Series D Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be payable in cash based upon the ten (10) day average Market Price at such time, and the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be the next lower whole number of shares. If the Corporation is unable to make such a cash payment, the holder shall be entitled to receive, in lieu of the fraction of a share of Common Stock a whole share of Common Stock.

           (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Notice of Conversion. The accountant shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above. The fees of the accountant shall be borne (i) by the Corporation if the holder's calculation of the Conversion Price is closer to the accountant's calculation of the Conversion Price, and (ii) by the holder if the reverse is true.

      C. Mandatory Conversion by Corporation.

           (i) At any time after the second anniversary of the Issuance Date and subject to Article IV.D hereof, if all of the Required Conditions are satisfied, at the option of the Corporation exercised by the delivery of written notice (a "Mandatory Conversion Notice") to all holders of the shares of Series D Preferred Stock, the Company may require the holders of Series D Preferred Stock to convert all of the outstanding shares of Series D Preferred Stock into Common Stock pursuant to the applicable conversion procedures in Article IV.B.

           (ii) The "Required Conditions" shall consist of the following:

                      (a) the Market Price of the Common Stock for the twenty
(20) trading days prior to the date of delivery of the Mandatory Conversion Notice equals or exceeds two hundred percent (200%) of the then applicable Conversion Price;

                      (b) the registration statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the initial holders (the "REGISTRATION RIGHTS AGREEMENT") shall have been declared effective by the United States Securities and Exchange Commission (the date on which such registration statement is declared effective is hereinafter referred to as the "REGISTRATION STATEMENT EFFECTIVE DATE") and continues to be effective up through and including the date of the Mandatory Conversion contemplated by this
Article IV.C (it being understood that the Corporation shall comply with its obligations under Article 3 of the Registration Rights Agreement relating to the effectiveness of such registration statement);

                      (c) all shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants are then (a) authorized and reserved for issuance, (b) registered under the Securities Act for resale by the holders and (c) listed or traded on any National Securities Market;

                      (d) no Redemption Event (as defined in Article VIII below) shall have occurred without having been cured; and

                      (e) all amounts, if any, then accrued or payable under this Certificate of Designation or the Registration Rights Agreement shall have been paid.

      D. Limitations on Conversions. The conversion of shares of Series D Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

                  (i) Cap Amount. If the Corporation is prohibited by Rule 713 of the AMEX Company Guide, or any successor or similar rule, or the rules or regulations of any other securities exchange or automated quotation system on which the Common Stock is then listed or traded, from issuing a number of shares of Common Stock upon conversion of Series D Preferred Stock (together with any shares of Common Stock issuable as Dividends payable on the Series D Preferred Stock or issuable upon exercise of the Warrants, or securities convertible into or exercisable for Common Stock issued pursuant to the Securities Purchase Agreement or other agreements entered in connection therewith) in excess of a prescribed amount (the "CAP AMOUNT") (without stockholder approval or otherwise), then the Corporation shall not issue shares upon conversion of Series D Preferred Stock in excess of the Cap Amount. The Cap Amount shall be allocated pro rata to the holders of Series D Preferred Stock as provided in
Article XIV.C. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article VII.

                  (ii) No Five Percent Holders. In no event shall a holder of shares of Series D Preferred Stock of the Corporation have the right to convert shares of Series D Preferred Stock into shares of Common Stock or to dispose of any shares of Series D Preferred Stock, nor shall the Company have the right to redeem shares of Series D Preferred Stock for Common Stock, to the extent that such right to effect such conversion, disposition, or redemption would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this subparagraph may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Majority Holders shall approve, in writing, such alteration, amendment, deletion or change. Notwithstanding the forgoing, this Article IV.D(ii) shall not apply to (a) the following individuals: the General Conference Corporation of Seventh-day Adventists, Jonathan J. Pallin, and Pierre Caland and affiliates, or (b) any individual not a party to the Securities Purchase Agreement who becomes a holder of Preferred Stock after July 10, 2003, and who notifies the Corporation in writing that this
Article IV.D(ii) shall not be applicable to such holder.

                    V. RESERVATION OF SHARES OF COMMON STOCK

      A. Reserved Amount. As promptly as practicable following the issuance date, but in no event later than 75 days following the First Closing (as defined in the Securities Purchase Agreement), the Corporation shall use its best efforts to obtain stockholder approval of an increase in its authorized but unissued shares of Common Stock in accordance with Section 3(c) of the Securities Purchase Agreement and upon such approval shall reserve 110% of the number of shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series D Preferred Stock and exercise of the Warrants. Thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the conversion of all of the Series D Preferred Stock outstanding at the then current Conversion Price thereof and exercise the Warrants of the then current Exercise Price (as defined in the Warrants). The Reserved Amount shall be allocated to the holders of Series D Preferred Stock as provided in Article XIV.C.

      B. Increases to Reserved Amount. If at any time following the Company's receipt of the stockholder approval referred to in Article V.A above the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "Authorization Trigger Date") shall be less than 100% of the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series D Preferred Stock and upon exercise of the then outstanding Warrants, the Corporation shall immediately notify the holders of Series D Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 110% of the number of shares of Common Stock then issuable upon conversion of all of the outstanding Series D Preferred Stock at the then current Conversion Price. In the event the Corporation fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date, each holder of Series D Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series D Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 100% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series D Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

                       VI. FAILURE TO SATISFY CONVERSIONS

      A. Conversion Defaults. If, at any time, (x) a holder of shares of Series D Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such conversion (or if there is a dispute with respect to such conversion, the fifth business day after such dispute is resolved in accordance with Article IV.B), such number of shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides written notice to any holder of Series D Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of (x) and (y) being a "Conversion Default") then the holder may elect at any time and from time to time prior to the Default Cure Date (as defined below) for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all or any portion of such holder's outstanding shares of Series D Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

"Default Cure Date" means, as applicable, (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series D Preferred Stock, and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation issues shares of Common Stock in satisfaction of all conversions of Series D Preferred Stock in accordance with
Article IV.A, or (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series D Preferred Stock held by such holder pursuant to this Article VI.A.

      B. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails to promptly deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series D Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(iii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the "SOLD SHARES") which such holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this Paragraph B. The Corporation shall make any payments required pursuant to this Paragraph B in accordance with and subject to the provisions of Article XIV.E.

                   VII. INABILITY TO CONVERT DUE TO CAP AMOUNT

      A. If the Stockholder Approvals have not been obtained within 75 days following the First Closing (the "Repurchase Event"), the Corporation shall immediately notify the holders of such failure and, within five days after the occurrence of the Repurchase Event, purchase from each holder of Series D Preferred Stock, at a per share price equal to the Face Amount plus accrued Dividends (the "PER SHARE REPURCHASE PRICE"), all shares of Series D Preferred Stock (together with Warrants to purchase that number of Warrant Shares issuable with such number of shares) held by each Purchaser.

      B. If at any time following receipt of the stockholder approval referred to in Article VII.A. above, the Corporation is prohibited by Rule 713 of the AMEX Company Guide or any successor or similar rule, or the rules of any other securities exchange or automated quotation system on which the Common Stock is then listed or traded (a "TRIGGERING EVENT"), from issuing all of the shares of Common Stock issuable upon complete conversion of the Series D Preferred Stock and complete exercise of the Warrants (without giving effect to the limitations on conversion and exercise contained in Article IV.D of this Certificate of Designation and Section 7(g) of the Warrants), the Corporation shall immediately notify the holders of such Triggering Event and, within a period of five (5) days after the occurrence of such Triggering Event, purchase from each holder of the Series D Preferred Stock, at a per share purchase price equal to the greater of (i)(a) the quotient of the Face Amount plus accrued Dividends (b) divided by the Conversion Price and (c) multiplied by the Market Price of the Common Stock for the twenty (20) trading days prior to such purchase and (ii)(a) the Face Amount together with accrued Dividends through the repurchase date (b) multiplied by 1.25 (the "PER SHARE PRICE"), such whole number of Series D Preferred Stock such that the Common Stock issuable upon complete conversion of the Series D Preferred Stock and complete exercise of the Warrants (without giving effect to the limitations on conversion and exercise contained in Article IV.D in this Certificate of Designations and Section 7(g) of the Warrants) is no longer prohibited by Rule 713 of the AMEX Company Guide (or any successor or similar rule) or the rules of any other securities exchange or automated quotation system on which the Common Stock is then listed or traded.

                                VIII. REDEMPTION

      A. Redemption by Holder. In the event (each of the events described in clauses (i) - (x) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

                  (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NYSE, the AMEX, the NNM, or the SmallCap, for an aggregate of 10 trading days in any nine month period;

                  (ii) the registration statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the 270th day following the Issuance Date or such registration statement, after being declared effective, cannot be utilized by the holders of Series D Preferred Stock for resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate amount of time more than the time period permitted under Section 3(g) of the Registration Rights Agreement;

                  (iii) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series D Preferred Stock upon conversion of the Series D Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for five business days after the Corporation has been notified thereof in writing by the holder that the holder;

                  (iv) the Corporation provides written notice (or otherwise indicates) to any holder of Series D Preferred Stock, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series D Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

                  (v) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

                  (vi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation by a third party, shall not be dismissed within 90 days of their initiation;

                  (vii) the Corporation shall either

                           (a)(i) fail to pay, when due, or within any
applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $250,000 (other than that set forth on Schedule 4(d) of the Schedule of Exceptions to the Securities Purchase Agreement) due to any third party, other than payments contested by the Corporation in good faith, or otherwise is in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 (other than that set forth on Schedule 4(d) of the Schedule of Exceptions to the Securities Purchase Agreement) which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation; or

                           (b) consummate a Change of Control Event;

                  (viii) the Corporation shall fail to pay in full Dividends on any Dividend Date;

                  (ix) no Second Closing (as that term is defined in the Securities Purchase Agreement) has occurred within 75 days following the First Closing; or

                  (x) except with respect to matters covered by subparagraphs
(i) - (ix) above, as to which such applicable subparagraphs shall apply, the Corporation otherwise shall materially breach any term or provision hereunder or under the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants (as defined in the Securities Purchase Agreement), including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within 10 business days after the Corporation has been notified thereof in writing by the holder;

then, upon the occurrence of any such Redemption Event, each holder of shares of Series D Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series D Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv), (v) or
(ix) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series D Preferred Stock), the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "REDEMPTION ANNOUNCEMENT") to all holders of Series D Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series D Preferred Stock covered thereby. The Corporation shall not redeem any shares of Series D Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series D Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series D Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

      B. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Series D Preferred Stock means an amount equal to:

                  (i) in the case of any Redemption Event described in Article VIII.A (other than the Redemption Event described in either Article VIII.A(vii)(b) or Article VIII.A(ix)), an amount equal to V multiplied by 1.25;

                  (ii) in the case of the Redemption Event described in Article VIII.A(vii)(b), the greater of (x) V or (y) V/Conversion Price (without giving effect to the limitations contained in Article IV.D hereof); or

                  (iii)in the case of the Redemption Event described in Article VIII.A(ix), an amount equal to V;

where:

"V" means the Face Amount thereof plus the accrued Dividends thereon through the date of payment of the Redemption Amount.

      C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series D Preferred Stock within five business days after its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series D Preferred Stock entitled to redemption (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice, until the date of payment of the Redemption Amount hereunder, and (ii) provided that the Corporation can then legally do so, shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount into shares of Common Stock, at the Conversion Price then in effect, during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series D Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series D Preferred Stock from each holder pro rata, based on the total number of shares of Series D Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series D Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

      D. Mandatory Redemption by Company at Maturity.

                  (i) On the third anniversary of the Issuance Date (the "Maturity Date"), the Company shall redeem each share of Series D Preferred Stock issued and outstanding on the Maturity Date, at a redemption price per share equal to the Face Amount, plus all accrued Dividends to the date of such redemption (the "Mandatory Redemption Price"). The Corporation may, at its option, pay the Mandatory Redemption Price in (i) cash or (ii) if clauses
(b)-(e) of the Required Conditions in Article IV.C(ii) are met, and subject to
Article IV.D, in shares of the Company's Common Stock, valued at the lesser of the then applicable Conversion Price or ninety percent (90%) of the Market Price of the Common Stock for the ninety (90) trading days prior to the Maturity Date. Within thirty (30) days of the Maturity Date, the Company shall send a notice to the holders of the Series D Preferred Stock ("Notice of Redemption at Maturity") stating the date set for redemption (which shall be no later than twenty (20) days after the Maturity Date) and whether the Corporation has elected to pay the Mandatory Redemption Price in cash or in shares of Common Stock. Notwithstanding the delivery of a Notice of Redemption at Maturity, a holder may convert such shares of Series D Preferred Stock subject to such notice by the delivery prior to the date set forth in such notice on which the Company intends to redeem such shares of a Notice of Conversion to the Company or its transfer agent pursuant to the procedures set forth in Article IV.B

                  (ii) The Company may not deliver to a holder of Series D Preferred Stock a Notice of Redemption at Maturity unless on or prior to the date of delivery of such Notice of Redemption at Maturity, the Company shall have segregated on the books and records of the Company an amount of cash sufficient to pay all amounts to which the holders of Series D Preferred Stock are entitled upon such redemption pursuant to subparagraph (i) of this Section
D. Any Notice of Redemption at Maturity delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Company or the holder otherwise complies with Article XIV.B hereof.

                  (iii) The redemption amount payable under this Section D shall be paid to the holders of the Series D Preferred Stock being redeemed within five (5) business days of the redemption date specified in the Notice of Redemption at Maturity Date; provided, however, that the Company shall not be obligated to deliver any portion of such redemption amount until either the certificates evidencing the Series D Preferred Stock being redeemed are delivered to the office of the Company or the holder notifies the Company that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series D Preferred Stock being redeemed are not delivered to the Company prior to the third business day following the redemption date specified in the Notice of Redemption at Maturity, the redemption of the Series D Preferred Stock pursuant to this Article VIII.D shall still be deemed effective as of the redemption date specified in the Notice of Redemption at Maturity and the applicable redemption amount shall be paid to the holder of Series D Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series D Preferred Stock being redeemed are actually delivered to the Company or the holder otherwise complies with Article XIV.B hereof.

                                    IX. RANK

      All shares of the Series D Preferred Stock shall rank (i) prior to (a) the Corporation's Common Stock; (b) the Corporation's Series C Convertible Preferred Stock; and (c) any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Majority Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Preferred Stock) (collectively with the Common Stock and Series C Convertible Preferred Stock, "Junior Securities"); (ii) pari passu with any other class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series D Preferred Stock (the "Pari Passu Securities"); and (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock (collectively, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                            X. LIQUIDATION PREFERENCE

      A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, a Change of Control Event (only in the event a holder does not elect its rights with respect to such a Change of Control Event as set forth in Article VIII.A) (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities pursuant to the rights, preferences and privileges thereof, if any ) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series D Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of PariPassu Securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

      B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation.

      C. The "Liquidation Preference" with respect to a share of Series D Preferred Stock means an amount equal to the Face Amount thereof plus the accrued but unpaid Dividends thereon (whether or not declared) through the date of final distribution, or upon the occurrence of Change in Control Event (if a holder does not elect its rights with respect to such Change in Control Event as set forth in Article VIII.A) the Liquidation Preference shall be the greater of
(i) V or (ii) V/Conversion Price (without giving effect to the limitation contained in Article IV.D hereof). The Liquidation Preference with respect to any Pari Passu Securities, if any, shall be as set forth in the Certificate of Designation filed in respect thereof.

                     XI. ADJUSTMENTS TO THE CONVERSION PRICE

      The Conversion Price shall be subject to adjustment from time to time as follows:

      A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

      B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the holders of Series D Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place (without giving effect to the limitation contained in Article IV.D hereof), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding) shall be made with respect to the rights and interests of the holders of the Series D Preferred Stock to the end that the economic value of the shares of Series D Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price and the value of the Corporation's Common Stock immediately prior to such Corporate Change shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each holder of Series D Preferred Stock has received written notice of such transaction at least 30 days prior to the consummation of the transaction or event (or 30 days prior to the date of the meeting or other formal action of shareholders relating thereto, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonable satisfactory to the holders of a majority of the Series D Preferred Stock) the obligations of this Certificate of Designation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series D Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      C. Adjustment Due to Distribution. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the holders of Series D Preferred Stock shall be entitled, upon any conversion of shares of Series D Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution. If the Distribution involves rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the conversion of the Series D Preferred Stock, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holder of Series D Preferred Stock receives such securities pursuant to the conversion hereof.

      D. Issuance of Other Securities.

           (i) If at any time after the Issuance Date and on or before the Maturity Date the Company issues or sells or in accordance with Article XI.D(ii) is deemed to have issued and sold any shares of the Common Stock for no consideration or for a consideration per share less than the Dilutive Price (as defined in this subparagraph) on the date of issuance or deemed issuance of the Common Stock (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be reduced, as of the close of business on the date of such Dilutive Issuance, to the price at which such shares of the Common Stock are so issued or sold or deemed issued or sold. For purposes of this subparagraph, "DILUTIVE PRICE" means, at any time, the Conversion Price then in effect.

           (ii) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Article XI.D(i) hereof, the following will be applicable:

                      (a) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase shares of the Common Stock or other securities exercisable, convertible into or exchangeable for shares of the Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase shares of the Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which a share of the Common Stock is issuable upon the exercise of such Options is less than the Dilutive Price in effect on the date of issuance of such Options ("BELOW MARKET OPTIONS"), then the maximum total number of shares of the Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which a share of the Common Stock is issuable upon the exercise, conversion or exchange of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, (determined in accordance with the calculation method set forth in Article XI.D(ii)(c), if applicable) by
(ii) the maximum total number of shares of the Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such shares of the Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                      (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible and the price per share for which a share of the Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Article XI.D(ii)(c) if applicable) is less than the Dilutive Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of the Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which a share of the Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of the Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such shares of the Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                      (c) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the "price per share for which Common Stock is issuable upon such exercise, a conversion or exchange" for purposes of the calculation contemplated by Article XI.D(ii)(a) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the Conversion Price on such date of issuance or sale of such Variable Rate Convertible Security was seventy-five percent (75%) of the Dilutive Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Conversion Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Article XI.D with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price of the Common Stock for the twenty (20) trading days prior the time of the adjustment required by this sentence.

                      (d) Change in Option Price or Conversion Rate. If there is a reduction at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of the Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution and except when an adjustment is made pursuant to Article XI.D(ii)(c)), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially granted, issued or sold.

                      (e) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of the Common Stock issuable upon exercise of any Option or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which should be in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of the Common Stock issued upon exercise or conversion thereof), never been issued. Any readjustment in the Conversion Price pursuant to this Article XI.D(ii)(e) shall have no effect on shares of the Series D Preferred Stock converted in accordance with the terms of this Certificate of Designations, Preferences and Rights.

                      (f) Calculation of Consideration Received. If any shares of the Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes hereof will be the amount received by the Company therefor, after deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any shares of the Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash (including the net present value of the consideration expected by the Company for the provided or purchased services) received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of the Common Stock for the twenty (20) trading days prior to the date of receipt. In case any shares of the Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such shares of the Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such determination to be borne by the Company. In case any shares of the Common Stock, Options or Convertible Securities are issued in connection with the issuance of debt securities the amount of consideration therefor shall be the cash received by the Company and the value of the securities issued by the Company shall be the fair market value of all securities and instruments issued in such transaction, with fair market value being determined by agreement between the holder hereof and the Company or if no such agreement is reached, pursuant to the immediately preceding sentence. For all Options the fair market value thereof shall be determined in accordance with the Black-Scholes methodology.

                      (g) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made (i) upon the grant or exercise of any stock, options or warrants which may hereafter be granted or exercised under any equity incentive plan of the Company now existing or to be implemented in the future which is approved in good faith by the Board of Directors of the Company or a committee of non-employee directors established for such purpose;
(ii) the conversion of the Series D Preferred Stock or the exercise of the Warrants; (iii) the issuance of securities in connection with a bona fide business acquisition; (iv) the issuance of securities in connection with strategic transactions involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements (but excluding any sale of substantially all of the Corporation's assets or any merger or consolidation of the Corporation into or with another entity in which the holders of the capital stock of the Corporation immediately prior to such merger or consolidation do not hold at least fifty percent (50%) in voting power of the surviving corporation); or (v) the issuance of stock, warrants or other securities or rights to persons or entities in connection with commercial lease lines or bank financing provided that such issuances are primarily for purposes other than equity financing.

      E. Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock (without giving effect to the limitations contained in Article IV.D) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      F. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI amounting to more than a 1% change in such Conversion Price, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of the Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of the Series D Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of any shares of Series D Preferred Stock.

      G. Other Action Affecting Conversion Price. If the Corporation takes any action affecting the Common Stock after the date hereof that would be covered by
Article XI.A through E, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Series D Preferred Stock, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances.

                               XII. VOTING RIGHTS

      A. General. Except as otherwise expressly provided elsewhere in this Certificate of Designations, Preferences and Rights or as otherwise required by the Delaware General Corporation Law (the "DGCL"), (a) each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted, pursuant to the provisions of Section IV hereof (subject to the limitations contained in Article IV.D(ii)), at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (b) except as otherwise provided herein, the holders of shares of Series D Preferred Stock and Common Stock shall vote together (or tender written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

      B. Notification. The Corporation shall provide each holder of Series D Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders) and a brief statement regarding the business to be transacted at the meeting to the extent known at such time, at least 30 days prior to the date of the meeting or other formal action of shareholders (or 30 days prior to the consummation of the transaction or event if a transaction or fundamental corporate event is to be voted upon, whichever is earlier, but in no event earlier than public announcement of such proposed transaction).

      C. Class Voting. To the extent that under the DGCL the vote of the holders of the Series D Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.

                           XIII. PROTECTION PROVISIONS

      So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Majority Holders:

                  (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock, whether through merger, sale, consolidation or otherwise (unless such event is a Change of Control Event, in which case no special approval shall be required upon consummation of such Change of Control Event);

                  (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series D Preferred Stock, whether through merger, sale, consolidation or otherwise (unless such event is a Change of Control Event, in which case no special approval shall be required upon consummation of such Change of Control Event);

                  (c) create any Senior Securities;

                  (d) create any Pari Passu Securities;

                  (e) increase or decrease the authorized number of shares of Series D Preferred Stock or Warrants;

                  (f) issue any shares of Senior Securities or Pari Passu Securities;

                  (g) issue any Units other than pursuant to the Securities Purchase Agreement;

                  (h) redeem or repurchase, or declare or pay any cash dividend, distribution or interest on, any Junior Securities or other outstanding securities of the Company, except pursuant to this Certificate of Designations, Preferences and Rights or for repurchases pursuant to an equity incentive plan approved by the Corporation's Board of Directors in good faith;

                  (i) permit any subsidiary now or hereinafter existing to issue any securities, other than to the Corporation; or

                  (j) sell or otherwise transfer any independently significant asset or Intangible (as defined in the Securities Purchase Agreement) to any other person(s) or entity(ies) (including, without limitation, to any subsidiary(ies), now or hereinafter existing, of the Corporation), unless such sale or transfer is a Change of Control Event, in which case no special approval shall be required pursuant to this section upon consummation of such Change of Control Event.

Furthermore, notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series D Preferred Stock then outstanding.

                               XIV. MISCELLANEOUS

      A. Cancellation of Series D Preferred Stock. If any shares of Series D Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series D Preferred Stock.

      B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series D Preferred Stock.

      C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series D Preferred Stock based on the number of shares of Series D Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series D Preferred Stock based on the number of shares of Series D Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series D Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series D Preferred Stock shall be allocated to the remaining holders of shares of Series D Preferred Stock, pro rata based on the number of shares of Series D Preferred Stock then held by such holders.

      D. Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter so long as any shares of Series D Preferred Stock are outstanding, if requested by a holder, the Corporation shall deliver (or cause its transfer agent to deliver) to such holder a written report notifying such holder of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. If issued, the report shall also specify (i) the total number of shares of Series D Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series D Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series D Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series D Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. If requested, the Corporation (or its transfer agent) shall use its best efforts to deliver the report for each quarter to each requesting holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, as promptly as practicable delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

      E. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as payment of any Dividend, upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

      F. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series D Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In situations where Article VI.B is applicable, the number of shares of Common Stock referred to in clauses
(i) and (ii) of the immediately preceding sentence shall be determined on the date on which such shares of Common Stock are delivered to the holder. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the sixth business day after the expiration of the Delivery Period with respect to a conversion of Series D Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such 6 business day period after expiration of the Delivery Period) the holder shall regain the rights of a holder of Series D Preferred Stock with respect to such unconverted shares of Series D Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation's failure to convert Series D Preferred Stock.

      G. Transfer. Subject to applicable law and the legend, if any, on the certificate(s) to be transferred, the Series D Preferred Stock may be transferred at any time and from time to time by the holder thereof. Notwithstanding anything to the contrary, the Series D Preferred Stock may transferred at any time and from time to time to the General Conference Corporation of Seventh-Day Adventists and Jonathan J. Pallin.

      H. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series D Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series D Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

3. PREFERRED STOCK.

      (a) Designation of Series. With respect to the 2,550,000 shares of the Preferred Stock not designated as the Series C Preferred Stock or Series D Preferred Stock, or any or all of the 450,000 shares of the Series C Preferred Stock or Series D Preferred Stock that, after redemption, conversion or other acquisition by the Corporation shall be restored to the status of shares of the Preferred Stock without series, the Board of Directors of the Corporation is authorized, subject to the limitations prescribed by the General Corporation Law of the State of Delaware and the provisions of this subparagraph Fourth B.3, to provide for the issuance of the shares of the Preferred Stock in series and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

      (b) Priority. Each series into which the Preferred Stock shall be subdivided by the Board of Directors subsequent to the date hereof, as herein provided, shall, to the extent of its relative rights, powers and preferences, be senior to the Common Stock and each subsequently created series of the Preferred Stock unless a provision is otherwise made by the Board of Directors; provided, however, the Preferred Stock and each series thereof shall in any event be junior to the Series D Preferred Stock except as may otherwise be consented to by the holders of at least the majority of the then outstanding shares of the Series D Preferred Stock; provided, further, the Preferred Stock and each series thereof shall in any event be junior to the Series C Preferred Stock except as may otherwise be consented to by the holders of at least the majority of the then outstanding shares of the Series C Preferred Stock.

      (c) Board Designation. The authority of the Board of Directors with respect to each series of the Preferred Stock shall include, but not be limited to, determination of the following:

           (i) The number of shares constituting that series and the distinctive designation of that series;

           (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

           (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

           (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

           (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

           (vi) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

           (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

           (viii) Any other relative rights, preferences and limitations of that series.

      (d) Dividends. Dividends on the outstanding shares of the Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of the Common Stock with respect to the same dividend period.

      (e) Preference on Liquidation. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to the holders of shares of the Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of the Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

4. COMMON STOCK.

      (a) Designation and Dividends. The Common Stock shall be designated "Common Stock." Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available for the payment of dividends.

      (b) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the prior rights of creditors and after the holders of any then outstanding series of the Preferred Stock shall have been paid in full amounts to which they shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of any then outstanding series of the Preferred Stock shall be entitled shall have been deposited with a bank or trust company having a capital surplus and undivided profits of at least $25,000,000 as a trust fund for the benefit of the holders of any then outstanding series of the Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock. For the purposes of this subparagraph Fourth B.3(b), the consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed a liquidation or dissolution of the Corporation.

      (c) Voting Right. Each holder of the Common Stock shall be entitled to one vote per share thereof held upon all matters.

5. DEFINITIONS.

           (i) The term "Business Day" shall mean any day on which national banks in the City of Los Angeles, State of California are open.

            (ii) The term "Common Stock" shall mean the Corporation's currently authorized Common Stock and any shares into which such Common Stock may hereafter be changed.

      FIFTH:  The corporation is to have perpetual existence.

      SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Sec. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Sec. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

           1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than nine (9). The exact number of directors shall be determined from time to time by a majority of the whole Board and such number shall be five (5) until otherwise determined by a resolution adopted by the majority of the whole Board. In the event that the number of directors is increased by such a resolution of the whole Board, the vacancy or vacancies so resulting shall be filled by a vote of a majority of the directors then in office. No decrease in the number of directors shall shorten the term of any incumbent director. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

           2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of sec.109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of sec.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

           3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of sec.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

           4. The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, with the term of office of Class A expiring at the annual meeting of stockholders in 2001, of Class B expiring at the annual meeting of stockholders in 2002, and of Class C expiring at the annual meeting of stockholders in 2003. At each annual meeting of stockholders beginning with the annual meeting of stockholders held in 2001, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. When the number of directors is changed, any newly created directorships or any decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in numbers as possible. When the number of directors is increased by the Board of Directors and the resultant vacancies are filled by the Board of Directors, such additional directors shall serve only until the next annual meeting of stockholders, at which time they shall be subject to election and classification by the stockholders. In the event that any director is elected by the Board to fill a vacancy, which occurs as a result of the death, resignation or removal of another director, such director will hold office until the annual meeting of stockholders at which the director who died, resigned or was removed would have been required, in the regular order of business, to stand for re-election, even though such term may thereby extend beyond the next annual meeting of stockholders. Each director who is elected as provided in this paragraph 4 of Article SEVENTH shall serve until his or her successor is duly elected and qualifies.

      EIGHT: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of sec.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      NINTH: The Corporation shall, to the fullest extent permitted by the provisions of sec.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH."

                  IN WITNESS WHEREOF, LifePoint, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Donald W. Rutherford, its Secretary, this __ day of August, 2003.



                                                         LIFEPOINT, INC.,
                                                         a Delaware Corporation



                                                         By:
                                                            Donald W. Rutherford
                                                            Secretary